Exhibit 10.82

Share Sale and Purchase

Agreement

relating to Marlin Financial

Group Limited

Dated

The Sellers (1)

Cabot Financial Holdings Group Limited (2)

TABLE OF CONTENTS

INTRODUCTION		1
OPERATIVE PROVISIONS		1
1	Definitions	1
2	Sale and purchase of the Shares and transfer of Loan Notes	12
3	Consideration	13
4	Locked box	13
5	Completion	15
6	Sellers’ Warranties	16
7	Buyer Warranties	17
8	Restrictions on the Covenantors	17
9	Release by the Sellers	19
10	Maintenance of and access to Books and Records	20
13	Dissolution of the Excluded Companies	20
12	Transfer of MUHL	20
13	Announcements	20
14	Confidentiality	21
15	Entire agreement	22
16	Assignment and transfer	22
17	Successors in title	23
18	Costs and expenses	23
19	Interest on late payments	23
20	No set-off	23
21	Waiver	24
22	Variation	24
23	Severance	24
24	Further assurance	24
25	Notices	24
26	Counterparts	28
27	Governing language	28
28	Governing law	28
29	Jurisdiction	28
30	Interpretation	28
31	Rights of third parties	29
32	Execution	29
SCHEDULE 1		30
	Part 1—Details of the Sellers, their respective shareholdings and their respective shares of the consideration	30
	Part 2—Details of the Loan Notes	36
SCHEDULE 2		41
	Part 1—Particulars of the Company	41
	Part 2—Particulars of the Subsidiaries	43
SCHEDULE 3		66
	Part 1—Documents which are to be delivered by the Sellers individually at Completion	66
	Part 2—Documents which are to be delivered by the Warrantors at Completion	66
	Part 3—Documents which are to be delivered by the Buyer at Completion	67
SCHEDULE 4—Properties		68
SCHEDULE 5—Warranties		69
SCHEDULE 6—Buyer Warranties		86
SCHEDULE 7—Limitations on Liability		88

SCHEDULE 8—Permitted Leakage	95
SCHEDULE 9—Satisfaction of Claims	97
SCHEDULE 10—Locked Box Schedule	100

2

DATE

PARTIES

(1) THE PERSONS whose names and addresses are set out in Schedule 1 (the “Sellers”, and each a “Seller”); and

(2) CABOT FINANCIAL HOLDINGS GROUP LIMITED (company number 04934534) whose registered office is at 1 Kings Hill Avenue, Kings Hill, West Malling, Kent ME19 4UA (the “Buyer”).

INTRODUCTION

(A) The Company was incorporated in England and Wales on 19 March 2010 and is registered under number 07195881 as a private company limited by shares.

(B)	Each of the Sellers has agreed to sell to the Buyer and the Buyer has agreed to purchase its Shares for the Share Consideration and otherwise in the manner and on and subject to the terms of this Agreement.

(C)	Each of the Loan Note Holders has agreed to transfer to the Buyer and the Buyer has agreed to accept the transfer of the Loan Notes for the Loan Note Consideration and otherwise in the manner and on and subject to the terms of this Agreement.

(D)	Immediately prior to the signing of this Agreement Marlin Financial Intermediate Limited sold the entire issued share capital of Marlin Unrestricted Holdings Limited to Cabot Credit Management Limited for a consideration of £1.

OPERATIVE PROVISIONS

1	Definitions

In this Agreement, except where a different interpretation is necessary in the context, the words and expressions set out below shall have the following meanings:

Accounts	the audited consolidated balance sheet as at the Accounts Date, and the audited consolidated profit and loss account for the Financial Year ended on the Accounts Date, of the Company and each of the Subsidiaries together with the notes, reports, statements (including cash flow statements, if applicable) a copy of both of which has been supplied to the Buyer and is included in the Disclosure Documents

Accounts Date	31 December 2012

Accounts Standards	in relation to the accounts of any body corporate, the applicable requirements of the Companies Act 2006, together with United Kingdom Generally Accepted Accounting Practice, in each case as at the date of the relevant accounts

Affiliate	in relation to any body corporate (whether or not registered in the United Kingdom), any holding company or subsidiary of such body corporate or any subsidiary of a holding company of such body corporate in each case from time to time

this Agreement	this agreement including the Introduction and the Schedules

Ascot	Ascot Management Group Limited

Ascot/Martin Dunphy/Jan Rosenberg Representative	Martin Dunphy

Authority	any competent governmental, administrative, supervisory, regulatory, judicial, determinative, disciplinary, enforcement or tax raising body, authority, agency, board, department, court or tribunal of any jurisdiction and whether supranational, national, regional or local

Bond	the £150 million senior secured notes (due 2020) issued by Marlin Intermediate Holdings plc on 18 July 2013

Books and Records	its common law meaning and include all notices, correspondence, orders, enquiries, drawings, plans, books of account and other documents and all computer discs or tapes or other machine-legible programs or other records

Business	collectively, the businesses of the Company and of each of the Subsidiaries at the date hereof (including, for the avoidance of doubt, the businesses of Marlin Unrestricted Holdings Limited and each of its subsidiaries immediately prior to the transaction referred to in paragraph (D) of the Introduction)

Business Day	a day other than a Saturday, Sunday or public holiday in London

Business IP	all Intellectual Property which is owned or which is or has been used or exploited in the Business by the Companies including all Intellectual Property in the products and services supplied and/or developed by them

Business Warranties	the warranties given by the Warrantors in clause 6.2 and Schedule 5 excluding the Title Warranties and each warranty statement shall be a “Business Warranty”

Buyer Disclosee

(a)    Encore Capital Group, Inc and its Affiliates;

(b)    JCF and its Affiliates;

(c)    the JCF Funds;

(d)    any general partner, limited partner, trustee, nominee or manager of, or adviser to the JCF Funds, or any investor in any of them;

(e)    any of the Buyer’s financial lenders or banks or any member of their groups (including Funds) and any other third party that is or may be engaged in connection with any financing or refinancing in respect of any transaction related to this Agreement or that may be assigned or transferred any rights and/or obligations in respect of such financing or refinancing; or

(f)     the professional advisers, officers, employees, Consultants, subcontractors or agents of any of the foregoing

Buyer’s Group	Buyer Topco and any of its subsidiaries from time to time, including for the avoidance of doubt the Companies after Completion

Buyer’s Solicitors	Macfarlanes LLP of 20 Cursitor Street, London EC4A 1LT

Buyer Loan Note Instrument	the loan note instrument, in the agreed form, constituting the Buyer Loan Notes

Buyer Loan Notes	the £11,775,979 in nominal amount of loan notes of the Buyer constituted by the Buyer Loan Note Instrument

Buyer Specified Individuals	Neil Clyne, Daniel Mayo, Stephen Mound, Naynesh Patel, Christopher Ross-Roberts and Willem Wellinghoff

Buyer Topco	Cabot Holdings S.à r.l.

Buyer Topco Investment Agreement	the investment agreement relating to an investment in Buyer Topco dated 15 May 2013, as amended and restated on or around the date of this Agreement

Buyer Warranties	the warranties given by the Buyer in clause 7 and Schedule 6 and each Buyer warranty statement shall be a “Buyer Warranty”

Buyer’s Group Securities	“Securities” as defined in the Buyer Topco Investment Agreement

Cash Consideration	the amounts of the Consideration payable by the Buyer pursuant to clauses 3.1(a), 3.1(b)(i) and 3.2

Claim	any claim for breach of a Business Warranty by a Warrantor

the Companies	the Company and the Subsidiaries and each of them

the Company	Marlin Financial Group Limited, short particulars of which are set out in Part 1 of Schedule 2

Completion	completion of the sale and purchase of the Shares in accordance with the terms of clause 5

Completion Date	10 February 2014

Confidential Information	all technical, financial, commercial and other information of a confidential or secret nature relating to the Business, including without limitation, trade secrets, know-how, inventions, product information and unpublished information relating to Intellectual Property, object code and source code relating to Software, marketing and business plans, projections, current or projected plans or internal affairs of the Companies, current and/or prospective suppliers and customers (including any customer or supplier lists)

Connected Fund	has, for the purposes of Schedule 8, the meaning given in each sub-paragraph of paragraph (b) of the definition of Connected Person, and also includes any company in which a Connected Fund has a direct or indirect shareholding

Connected Person

(a)    in respect of a Seller who is an individual:

(i)     any person connected (within the meaning of sections 1122 and 1123 Corporation Tax Act 2010) with that Seller; or

(ii)    any other entity in which that Seller has an economic interest (directly or indirectly) of more than 20 per cent; and

(b)    in respect of a Seller that is not an individual:

(i)     any Affiliate of that Seller;

(ii)    in the case of a Seller that is a Fund, any Fund which has the same general partner, manager, adviser, nominee, custodian or trustee as that Seller, or which has an Affiliate of any of the foregoing as its general partner, manager, adviser, nominee, custodian or trustee (a “Connected Fund”);

(iii)  the general partner, manager, adviser, nominee, custodian or trustee of any Connected Fund;

(iv)   any Affiliate of the general partner, manager or adviser of any Connected Fund;

(v)    any officer, director or employee of any person referred to in (b)(i) to (iv) above; or

(vi)   in respect of a Duke Street Seller, any body corporate in which that Duke Street Seller or any person referred to in (b)(ii) to (iv) above holds a direct or indirect private equity or similar investment, provided that in no case in either (a) or (b) above shall any of the below be deemed to be a Connected Person of a Seller:

(x)    the Company;

(y)    any Subsidiary; or

(z)    any other Seller or its Connected Persons

Consideration	the Share Consideration and the Loan Note Consideration

Consultants	those individuals who are providing their services to any of the Companies under an agreement which is not a contract of employment with the relevant company including, in particular, where the individual acts as a consultant or is an independent contractor on secondment, and “Consultant” shall mean any one of them

Covenantors	the Management Sellers, Martin Dunphy and Ascot

Credit Agreement	any agreement which is legally and/or beneficially owned by any of the Companies for the advancement of credit to a third party other than another of the Companies

December Debt Purchase PIK Instrument	the debt purchase PIK instrument constituting the issue of up to £1,164,718 subordinated PIK fixed rate loan notes of Marlin Financial Intermediate Limited entered into on 21 December 2012

Debt Collection Agreement	any agreement pursuant to which (i) any of the Companies undertakes the collection or tracing of debts on behalf of clients of the Companies or (ii) any third party undertakes the collection or tracing of debts on behalf of any of the Companies

Debt Purchase Agreement	any agreement pursuant to which any of the Companies has legally and/or beneficially acquired any Credit Agreement and/or any rights and/or obligations in respect thereof

Deferred Consideration Loan Instrument	the deferred consideration instrument constituting the issue of up to £2,000,000 subordinated fixed rate loans and an unlimited amount of subordinated fixed rate PIK notes of Marlin Financial Intermediate Limited entered into on 1 April 2010

Determined Claim	has the meaning given in paragraph 1.1 of Schedule 7

Directors	the persons specified as directors of any of the Companies in Part 1 or Part 2 of Schedule 2 (the expression “Director” meaning any of them)

Disclosure Documents	the Disclosure Letter and the documents appended to it as listed in the schedule appended to the Disclosure Letter

Disclosure Letter	a letter in the agreed form dated on or before the date of this Agreement from the Warrantors to the Buyer, delivered to the Buyer immediately before execution of this Agreement, of which the Buyer has acknowledged receipt

Duke Street Debt Purchase PIK Instrument	the debt purchase PIK instrument constituting the issue of up to £22,000,000 subordinated PIK fixed rate loan notes of Marlin Financial Intermediate Limited entered into on 1 April 2010, as amended and restated by a deed of amendment on 23 February 2011, subsequently supplemented by supplemental deeds dated 19 July 2012 and 18 December 2012

Duke Street Investor Loan Instrument	the investor instrument constituting the issue of up to £10,488,400 subordinated fixed rate loan notes of Marlin Financial Intermediate Limited entered into on 1 April 2010, as amended and restated by a deed of amendment on 22 December 2011, and subsequently supplemented by supplemental deeds dated 19 July 2012 and 18 December 2012

Duke Street Sellers	Duke Street VI No. 1 Limited Partnership, Duke Street VI No. 2 Limited Partnership, Duke Street VI No. 3 Limited Partnership, Duke Street VI No. 4 Limited Partnership, Duke Street Capital VI Fund Investment Limited Partnership, Parallel Private Equity Duke Street Limited Partnership and Financière DCS VI

Employees	those persons (including Directors) whose names appear in the list of employees included in the Disclosure Documents

Encumbrance	any interest or equity of any person (including any right to acquire, option or right of pre-emption or conversion) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement, or any agreement to create any of the above

Equity Documents	“Transaction Documents” as defined in the deed of adherence to be entered into on or around the date of this Agreement between, inter alia, Buyer Topco and the Management Sellers

ERC	as defined in the Bond

Excluded Companies	Marlin Financial Group (Holdings) S.à r.l., Holden Recoveries S.à r.l., Holden Recoveries II S.à r.l., Holden Recoveries III S.à r.l., Holden Recoveries IV S.à r.l., Marlin (GIB) 1 Limited, Marlin (GIB) 2 Limited, Marlin (GIB) 3 Limited and Marlin (GIB) 4 Limited

Facility Agreement	the £25 million secured super-senior revolving credit facility agreement dated 25 July 2013 and entered into between, amongst others, J.P. Morgan Chase Bank N.A., London Branch and Investec Bank as original lenders and Marlin Intermediate Holdings plc as borrower

February Debt Purchase PIK Instrument	the debt purchase PIK instrument constituting the issue of up to £252,353 subordinated PIK fixed rate loan notes of Marlin Financial Intermediate Limited entered into on 11 February 2012

Finance Arrangements	the Bond and the Facility Agreement

Financial Year	a financial year as determined in accordance with section 390 Companies Act 2006

Fund	any unit trust, investment trust, limited partnership, general partnership, collective investment scheme or body corporate or other entity, in each case the assets of which are managed professionally for investment purposes

GPP	the personal pension schemes which together comprise the Group Personal Pension/Group Stakeholder Plan administered by Aviva and to which Marlin Financial Services Limited makes employer contributions

Health and Safety Law	all or any Laws, and any relevant code of practice, guidance note (statutory or otherwise), standard or other advisory material issued by any Authority which from time to time relates to the protection of human health or safety or the environment or natural resources or the conditions or health and safety of the workplace or the generation, use, management, transportation, storage, treatment or disposal of any pollutant, or any hazardous, toxic, radioactive, noxious, corrosive or caustic substance whether in solid, liquid or gaseous form which alone or in combination with others is capable of causing harm to the environment

ICT Agreement	any agreement or licence with a third party relating to the ICT Infrastructure (including all hire purchase contracts, leases, maintenance or service agreements of hardware owned or used by any of the Companies, licences or maintenance or service agreements relating to Software owned or used by any of the Companies and other information technology procurement)

ICT Infrastructure	the information and communications technology infrastructure and systems including Software, hardware, firmware and networks which is or has been used in the Business

Institutional Sellers’ Representative	Miles Cresswell-Turner and Jason Lawford or such other persons as the Duke Street Sellers may specify by written notice to the other parties

Intellectual Property	patents, trademarks, service marks, registered designs, trade names, business names, domain names, rights in designs, copyright, Software, database rights, rights in inventions, know-how, secret formulae and processes and all other intellectual property rights whether registered or unregistered and including applications for the grant of any of the foregoing and all rights or forms of protection having equivalent or similar effect anywhere in the world, together with the right to sue for and recover damages or other relief in respect of infringements of any of the foregoing rights

IP Agreements	any agreements or licences with third parties relating to Intellectual Property

JCF	J. C. Flowers & Co. LLC

JCF Funds	Funds managed or advised by JCF or any of its Affiliates on a bona fide basis

June Debt Purchase PIK Instrument	the debt purchase PIK instrument constituting the issue of up to £808,000 subordinated PIK fixed rate loan notes of Marlin Financial Intermediate Limited entered into on 27 June 2012

June Management Accounts	the management accounts of the Companies dated 30 June 2013

July Debt Purchase PIK Instrument	the debt purchase PIK instrument constituting the issue of up to £1,871,000 subordinated PIK fixed rate loan notes of Marlin Financial Intermediate Limited entered into on 29 July 2013

Key Contracts

(a)    any contract which:

(i)     generates annual revenues to the Companies in excess of £300,000;

(ii)    has a book value of £300,000 or more in the Locked Box Accounts;

(iii)  places obligations on the Companies which the Warrantors believe will, or are likely to, cause the Companies to incur expenditure or an obligation to pay money in excess of £300,000; and

(iv)   to the extent not covered by (i) to (iii) above, was entered into otherwise than in the ordinary course of the Companies’ business and is believed by the relevant Warrantor to be material to the Companies taken as a whole; and

(b)    to the extent not covered by (a) above, all contracts with Key Suppliers

Key Debt Purchase Agreement	a Debt Purchase Agreement where the price paid by any of the Companies thereunder is one of the 10 highest under the Debt Purchase Agreements, being Debt Purchase Agreements pursuant to which Credit Agreements were acquired by the Companies which the relevant Warrantor believes to account, as at the Locked Box Date, for over 85 per cent of the Companies’ aggregate estimated remaining collections

Key Employees	Kenneth John Stannard, Andrew Rogers, Chris Adelsbach, David Page, Ivan Lawrence, Tariq Khan, Michelle Thomas, Nick Teunon and Peter Richardson

Key Suppliers	National Westminster Bank plc, WorldPay (UK) Limited, Enodatio Solutions Limited, Acora Limited, Bware Legal Solutions Limited, CR Software, LLC, Ultra Communications Limited, Mortimer Clarke Solicitors Limited, Restons Solicitors Limited and Optima Legal Services Limited

Laws	all applicable legislation, statutes, directives, regulations, judgments, decisions, decrees, orders, instruments, by-laws, and other legislative measures or decisions having the force of law, treaties, conventions and other agreements between states, or between states and the European Union or other supranational bodies, rules of common law, customary law and equity and all civil or other codes and all other laws of, or having effect in, any jurisdiction from time to time and whether before or after the date of this Agreement

Leakage	has the meaning given in clause 4.2

Loan Notes	each loan note issued under the December Debt Purchase PIK Instrument, the Deferred Consideration Loan Instrument, the Duke Street Debt Purchase PIK Instrument, the Duke Street Investor Loan Instrument, the June Debt Purchase PIK Instrument, the July Debt Purchase PIK Instrument, the February Debt Purchase PIK Instrument and the September Debt Purchase PIK Instrument issued to the relevant Loan Note Holders as detailed in Part 2 of Schedule 1 plus all interest accruing in respect of them up to and including the date of Completion

Loan Note Holder	a holder of a Loan Note as at the date of this Agreement as specified in Part 2 of Schedule 1

Loan Note Consideration	the consideration for the Loan Notes set out in clause 3.2 and column 5 of Part 2 of Schedule 1

Locked Box Accounts	the management accounts of the Companies for the month ending on the Locked Box Date, a copy of which is included in the Disclosure Documents

Locked Box Claim	a claim for breach of clause 4.1

Locked Box Date	30 September 2013

Locked Box Schedule	has the meaning given in Schedule 10

Management Accounts	the management accounts of the Companies for the 12 months ending 31 December 2013, including the Locked Box Accounts

Management Sellers	Kenneth John Stannard, Tariq Khan, David Page, Chris Adelsbach, Richard Hunton and Ivan Lawrence

Management Sellers’ Representative	Kenneth John Stannard

March Management Accounts	the management accounts of the Companies dated 31 March 2013

Material Adverse Effect

(a)    a reduction in ERC for the financial year ending 2014 of more than 5%; or

(b)    the loss by the Companies of the right to use any source of data that is used in the Business for the purposes of preparing collection “scorecards”

Monitoring Fees	quarterly monitoring fees payable in advance by the Company to the Duke Street Sellers and the quarterly out-of-pocket expenses of any Duke Street Sellers, Miles Cresswell-Turner and Jason Lawford payable in arrears by the Company to any Duke Street Seller, each as invoiced during or otherwise relating to the period from and including the Locked Box Date to Completion

Nominee	Carat Manager Nominee Limited

OFT	the Office of Fair Trading or any relevant successor Authority having jurisdiction over matters for which The Office of Fair Trading currently has jurisdiction or authority

Pensionable Employee	a director or employee or former director or former employee of any of the Companies

Permitted Leakage	has the meaning set out in Schedule 8 to this Agreement and “Permitted Leakage” means any and all of those transactions

Personal Data	has the meaning given to that phrase in the Data Protection Act 1998

Policies	the current insurance and indemnity policies in respect of which any of the Companies has an interest (including but not limited to any active historic policies which provide cover on a “losses occurring” basis)

Press Release	the press release in the agreed form

Pre-Completion Period

(a)    in respect of each of Martin Dunphy and Ascot, the period of one year immediately preceding the date on which Martin Dunphy ceased to be an employee of the Company (or any of the Subsidiaries); and

(b)    in respect of each of the other Covenantors, the period of one year immediately preceding the Completion Date

Properties	the leasehold properties and properties held under licence short particulars of which appear in Schedule 4 and references to “the Properties” shall extend to any part or parts thereof

Relevant Proportion	the relevant Warrantor’s proportion of the gross proceeds (for the avoidance of doubt, including any proceeds that are rolled over or reinvested in the Buyer’s Group) of all of the Warrantors’ Shares, as set out for each relevant Warrantor in column 6 of Part 1 of Schedule 1

Relief	any loss, relief, allowance, exemption, set-off, deduction, right to repayment or credit or other relief of a similar nature granted by or available in relation to Taxation pursuant to any legislation or otherwise

Restricted Business

(a)    the trade or business of debt purchase and/or debt collection in the United Kingdom; and/or

(b)    the trade or business of the provision in the United Kingdom of any other ancillary or related service provided in the ordinary course by the Companies during the Pre-Completion Period

Restricted Employees	each of the Key Employees, Richard Hunton, Richard Lloyd, Keziah Kendall, David Beattie, Alan McArdle, James West, Doug Green and Beverley Harrison-Cook

Restricted Period	the period of 24 months following the Completion Date

Restricted Persons

in respect of each Duke Street Seller:

(a)    any Fund which has the same general partner, manager, adviser, nominee, custodian or trustee as any Duke Street Seller, or which has an Affiliate of any of the foregoing as its general partner, manager, adviser, nominee, custodian or trustee (a “Restricted Fund”);

(b)    the general partner, manager, adviser, nominee, custodian or trustee of any Restricted Fund; and

(c)    any Affiliate of the general partner, manager or adviser of any Restricted Fund

Rollover Warrantor	a Warrantor who holds any Buyer’s Group Securities from time to time

Sellers’ Relief

any Relief other than a Relief which:

(a)    arises as a consequence of or by reference to an event occurring or deemed to occur after the Locked Box Date or in respect of an accounting period commencing after the Locked Box Date; or

(b)    arises to any member of the Wider Buyer’s Group other than the Companies

Sellers’ Representatives	the Management Sellers’ Representative, the Ascot/Martin Dunphy/Jan Rosenberg Representative and the Institutional Sellers’ Representative

Sellers’ Solicitors	King & Wood Mallesons LLP of 10 Queen Street Place, London EC4R 1BE

September Debt Purchase PIK Instrument	the debt purchase PIK instrument constituting the issue of up to £2,020,000 subordinated PIK fixed rate loan notes of Marlin Financial Intermediate Limited entered into on 26 September 2012

Share Consideration	the consideration for the Shares set out in clause 3.1 and column 5 of Part 1 of Schedule 1

Shares	the entire issued share capital of the Company as set out in Part 1 of Schedule 1

Software	any and all computer programs in both source and object code form, including all modules, routines and sub-routines and all source and other preparatory materials relating to the above including user requirements, functions, specifications and programming specifications, programming languages, algorithms, flow charts, logic, logic diagrams, orthographic representations, file structures, coding sheets, coding and including any manuals or other documentation and all enhancements, improvements, replacement and derivative works relating to any of the above

Subsidiaries	those companies or other persons (whether or not registered in the United Kingdom) short particulars of which appear in Part 2 of Schedule 2 and the expression “Subsidiary” shall mean any one of the Subsidiaries

Taxation	all forms of taxation, duties, levies, contributions, withholdings, deductions, liabilities to account and charges whether imposed in the United Kingdom or elsewhere in the world, and any related penalties, charges and interest imposed by any Taxing Authority

Taxing Authority	HM Revenue & Customs and any other governmental, state, federal, provincial, local governmental or municipal authority, body or official competent to impose any Taxation whether of the United Kingdom or elsewhere in the world

Tax Warranties	the tax warranties set out in paragraph 19 of Schedule 5

Title Warranties	the warranties given by the Sellers in paragraph 1 of Schedule 5 and each warranty statement in such paragraph of such schedule shall be a “Title Warranty”

Transaction Documents	this Agreement and any other documents which are to be entered into pursuant to this Agreement

VAT	Value Added Tax

Warranted Contracts	(a) the Key Contracts; (b) the Debt Collection Agreements; and (c) the Key Debt Purchase Agreements

Warrantors	Kenneth John Stannard, Tariq Khan, David Page, Chris Adelsbach, Richard Hunton, Ivan Lawrence, Peter Richardson, John de Blocq van Kuffeler, John Barclay Sinclair and Ascot

Watt Shares	has the meaning given in Schedule 8

Wider Buyer’s Group	the Buyer and any of its Affiliates from time to time, including for the avoidance of doubt the Companies after Completion

Workers	those individuals who are providing services to or for the benefit of any of the Companies under or pursuant to any agreement which is not a contract of employment with the relevant company including, without limitation, where the individual acts as a Consultant, worker supplied by an agency, service company or other intermediary, non-executive director, or other officer, and “Worker” shall mean any one of them

2	Sale and purchase of the Shares and transfer of Loan Notes

2.1	Each of the Sellers shall sell with full title guarantee on and with effect from Completion, and the Buyer shall purchase, all of the Shares set opposite that Seller’s name in Part 1 of Schedule 1 together with all rights attaching to them at Completion and free from all Encumbrances.

2.2	Each of the Sellers waives all rights of pre-emption over the Shares conferred either by the articles of association or other constitutional documents of the Company or in any other way.

2.3	Each of the Loan Note Holders shall transfer with full title guarantee, and the Buyer shall acquire, all of the Loan Notes set opposite each Loan Note Holder’s name in Part 2 of Schedule 1, together with all rights attaching to them, including all future interest entitlements, on and from Completion and free from all Encumbrances.

2.4	The Buyer shall not be obliged to complete the purchase of any of the Shares or Loan Notes on Completion unless the purchase of all of the Shares and Loan Notes is completed simultaneously.

3	Consideration

3.1	In consideration of the sale of the Shares in accordance with the terms of this Agreement the Buyer shall pay to the Sellers an aggregate consideration of £117,735,952 (one hundred and seventeen million seven hundred and thirty five thousand nine hundred and fifty two pounds), which shall be satisfied at Completion by:

(a)	for each of those Sellers who are due to receive cash only (and not Buyer Loan Notes), the payment (in accordance with clause 5.2) in cash of the amount set out against his or its name in column 3 of Part 1 of Schedule 1; and

(b)	for each of those Sellers who are due to receive cash and Buyer Loan Notes:

(i)	the payment (in accordance with clause 5.2) in cash of the amount set out against his name in column 3 of Part 1 of Schedule 1; and

(ii)	the issue of, and delivery by the Buyer to the Nominee (as his nominee) of a duly executed certificate for, Buyer Loan Notes in the principal amount set out against his name in column 4 of Part 1 of Schedule 1.

3.2	In consideration of the transfer of the Loan Notes in accordance with the terms of this Agreement the Buyer shall pay to the Sellers an aggregate consideration of £44,804,390 (forty four million eight hundred and four thousand three hundred and ninety pounds), which shall be satisfied at Completion by the payment (in accordance with clause 5.2) in cash of the amounts set out against each Seller’s name in column 3 of Part 1 of Schedule 1.

3.3	The Cash Consideration shall be apportioned between the Sellers in accordance with their respective entitlements to the Cash Consideration as set out in clauses 3.1(a), 3.1(b)(i) and 3.2, but the Buyer shall not be concerned with such apportionment.

4	Locked box

4.1	Each of the Sellers warrants severally and in respect of itself only to the Buyer that, except for Permitted Leakage, during the period from and excluding the Locked Box Date up to and including Completion:

(a)	none of the Companies has declared, authorised, paid or made to or for the benefit of that Seller or any Connected Person of that Seller any dividend, distribution or return of capital;

(b)	none of the Companies has transferred or surrendered any asset to, or granted any Encumbrance over any asset in favour or for the benefit of, or assumed, indemnified or incurred any obligation or liability for the benefit of, that Seller or any Connected Person of that Seller;

(c)	none of the Companies has waived, released or forgiven in favour of that Seller or any Connected Person of that Seller any sum or obligation due by that Seller or any Connected Person of that Seller to any of the Companies and neither that Seller nor any Connected Person of that Seller has failed to pay when due any sum due to any of the Companies;

(d)	no payment, management charge or fee of any nature has been levied by, or for the benefit of, that Seller or any Connected Person of that Seller against any of the Companies and there has been no payment of any nature including any payment of any management fee, service fee or similar fee or compensation by any of the Companies to, or for the benefit of, that Seller or any Connected Person of that Seller;

(e)	no liabilities have been paid or incurred by any of the Companies in respect of the transactions contemplated by this Agreement, including any finders’ fees, bonuses, brokerages or other commissions, or any advisers’ fees, costs or expenses;

(f)	none of the Companies has made any repayment of principal on any of the Loan Notes for the benefit of that Seller or any Connected Person of that Seller; and

(g)	neither that Seller nor any Connected Person of that Seller has made or entered into any agreement or arrangement to give effect to any of the matters referred to in clauses 4.1(a) to 4.1(f).

4.2	The occurrence of any of the events set out in clause 4.1 at or before Completion but after the Locked Box Date will constitute an incident of “Leakage”.

4.3	In the event of any breach of any of the warranties in clauses 4.1(a) to 4.1(g) (inclusive), each Seller shall pay to the Buyer within 10 Business Days of receipt of a written notice from the Buyer setting out in reasonable detail the nature of the Leakage an amount in cash equal to the aggregate of:

(a)	the amount of any Leakage actually received by that Seller or any Connected Person of that Seller from the relevant Company as a result of such breach; and

(b)	all Taxation (excluding recoverable VAT) incurred and payable (whether or not such Taxation actually falls due for payment during the six-month period referred to in clause 4.5 and after taking into account any Sellers’ Relief available in respect of the matter giving rise to the Leakage and, to the extent that the Leakage gives rise to a Relief which reduces a liability to Tax of a relevant Company, taking into account such Relief) by any of the Companies in connection with such Leakage, provided that, to the extent that Leakage falling within clauses 4.1(b), (c) or (e) is not directly received by a Seller or a Connected Person of that Seller, such Leakage shall for the purposes of this Agreement be deemed to have been “received” by (a) by the Seller or Connected Person to whom it is referable (provided that if more than one Seller shall be deemed to have received such Leakage, that Seller shall only be liable for the amount referable to him or his Connected Persons) or (b) if it is not possible to determine to whom such Leakage was referable, by each Seller on a pro rata basis by reference to that Seller’s holding of Shares compared to the aggregate number of Shares held by (or on behalf of) all Sellers.

4.4	The maximum liability of each Seller in respect of a Locked Box Claim shall not exceed (i) the amount of Leakage giving rise to such claim actually received by it and its Connected Persons and (ii) any amount due under clause 4.3(b). For the avoidance of doubt, in the event that an individual Seller does not satisfy a Locked Box Claim made against him, the Buyer shall not be entitled to bring a Locked Box Claim against any of the other Sellers in respect of such non-satisfaction.

4.5	No Locked Box Claim may be made against any of the Sellers unless notice of the Locked Box Claim, specifying in reasonable detail the specific matter in respect of which the Locked Box Claim is made and an indication of the amount claimed, is served on that Seller in writing as soon as practicable after the Buyer becomes aware of the circumstances giving rise to the Locked Box Claim and, in any event, within six months of the date of Completion, provided always that the liability of that Seller shall cease absolutely unless within six months of service of such notice legal proceedings in respect of such Locked Box Claim have been properly issued and validly served on the relevant Seller.

4.6	The Buyer shall not be entitled to recover from the Sellers more than once for the same damage suffered (whether under this clause 4 or any other provision of this Agreement).

4.7	If Completion does not occur, the Sellers shall have no liability to the Buyer under any of clauses 4 and 6.

4.8	Nothing in this clause 4 shall have the effect of limiting, restricting or excluding the liability of a Seller in respect of a Locked Box Claim arising as a result of that Seller’s own fraud, but the fraud of that Seller shall not prevent any other Seller who was not a party to that fraud from benefiting from any such limitation, restriction or exclusion to the maximum extent permitted by law.

5	Completion

5.1	Completion shall take place at the offices of the Buyer’s Solicitors (or any other location agreed upon by the Sellers’ Representatives and the Buyer) before 5:00 p.m. on the Completion Date. Time shall be of the essence for the purposes of this clause 5.1.

5.2	At Completion:

(a)	each Seller shall deliver or cause to be delivered to the Buyer the items listed in Part 1 of Schedule 3 (including, in the case of the Duke Street Sellers, the resignations in the agreed form of Miles Cresswell-Turner and Jason Lawford) provided that each of the Sellers shall be liable to deliver or cause to be delivered such documents in respect of himself or itself only and not in respect of any other Seller;

(b)	the Warrantors (other than Ascot) shall deliver or cause to be delivered to the Buyer the items listed in Part 2 of Schedule 3 (the Buyer receiving them, where appropriate, as agent for the Company or the Subsidiaries);

(c)	the Buyer shall deliver or cause to be delivered to the Sellers the items listed in Part 3 of Schedule 3;

(d)	the Buyer shall procure the delivery to the Sellers’ Solicitors of an electronic transfer in favour of the Sellers’ Solicitors for the amount of the Cash Consideration, receipt of which shall be an effective discharge of the Buyer’s obligation to pay the Cash Consideration;

(e)	the Buyer shall execute the Buyer Loan Note Instrument, issue the Buyer Loan Notes in accordance with clause 3.1(b)(ii), make the necessary entries in its register of loan note holders and execute and issue to the Nominee certificates for the Buyer Loan Notes in the relevant amounts; and

(f)	the Buyer shall pay up all unpaid amounts on the Shares.

5.3	If the obligations of the Buyer under clause 5.2 are not complied with by 5:00 p.m. on the Completion Date in any material respect, the Institutional Sellers’ Representative may, after consultation with Martin Dunphy and without prejudice to any of the Sellers’ other rights, terminate this agreement by notice in writing to the Buyer and each of the other Sellers’ Representatives.

5.4	Each of the Management Sellers undertakes to and covenants with the Buyer in respect of himself that he will procure (to the extent he is able to do so in his capacity as a director of any of the Companies and/or a shareholder in the Company) that between the date of this Agreement and Completion, except with the prior written consent of the Buyer, the business of the Company and of each of the Subsidiaries shall be carried on in the ordinary and usual course.

5.5	Each of the Duke Street Sellers undertakes to and covenants with the Buyer in respect of itself that it will not actively direct any of the Companies or any director or Employee of any of the Companies to do or omit to do anything that would cause a breach of clause 5.4.

6	Sellers’ Warranties

6.1	Each of the Sellers warrants to the Buyer as at signing of this Agreement on his own behalf, on a several basis, and in respect of the Shares held by him or her only, in the terms of the Title Warranties in paragraph 1 of Schedule 5.

6.2	Each of the Warrantors warrants to the Buyer as at signing of this Agreement, on a several basis, in the terms of the Business Warranties subject to:

(a)	any matter fairly disclosed (with sufficient detail to identify to the Buyer the nature and scope of the matter disclosed) in the Disclosure Letter, the Disclosure Documents or provided for under the terms of this Agreement;

(b)	that Warrantor having actual knowledge (which does not include implied, constructive or imputed knowledge) of the relevant matter which is the subject of the Business Warranty at the date of this Agreement, having made (except in the case of Ascot) reasonable enquiry of each of the other Warrantors (other than Ascot); and

(c)	the limitations and qualifications set out in Schedule 7.

6.3	Notwithstanding anything expressed or implied in this Agreement to the contrary, any payment by a Seller pursuant to a claim under this Agreement shall be treated as a reduction in the Consideration paid or payable.

6.4	For the purposes of the Warranties, “material” shall be deemed to mean materially important to the Business (being, for the avoidance of doubt, collectively the businesses of the Company and each of the Subsidiaries, and not the business of the Company or of any Subsidiary individually).

6.5	The provisions of Schedule 7 which, among other things, regulate or otherwise affect the liability of the Warrantors shall remain in full force and be fully applicable in all circumstances notwithstanding any breach of the Warranties or any claim against any of the Warrantors, whatever its nature or consequences.

6.6	The Buyer acknowledges that it does not rely on and has not been induced to enter into this Agreement on the basis of any warranties, representations, covenants, undertakings, indemnities or other statements whatsoever, other than those expressly set out in this Agreement and acknowledges that none of the Sellers, the Companies or any of their agents, officers or employees has given any such warranties, representations, covenants, undertakings, indemnities or other statements.

6.7	The sole remedy of the Buyer for any breach of any of the Business Warranties, the Title Warranties or any other provision of this Agreement by any of the Sellers shall be for breach of contract. The Buyer shall not be entitled to rescind or terminate this Agreement in any circumstances whatsoever, other than any such right in respect of fraudulent misrepresentation.

6.8	For the avoidance of doubt, any warranty, representation, undertaking, indemnity, covenant or other obligation contained in this Agreement that is given by or binding on a person who is a Seller is given in his capacity as a person selling Shares under this Agreement and not in any other capacity.

6.9	The actual knowledge of Ascot for the purposes of clause 6.2(b) shall be deemed to be the actual knowledge (and, for the avoidance of doubt, without having made any enquiry whatsoever) of Martin Dunphy.

6.10	The Buyer acknowledges that:

(a)	Martin Dunphy has been engaged in a non-executive capacity since April 2012;

(b)	John de Blocq van Kuffeler has been engaged in a non-executive capacity since his acquisition of his Shares; and

(c)	John Barclay Sinclair has been engaged in a non-executive capacity since his acquisition of his Shares.

7	Buyer Warranties

The Buyer warrants to each of the Sellers as at signing of this Agreement in the terms of the Buyer Warranties in Schedule 6.

8	Restrictions on the Covenantors

8.1	For the purpose of assuring to the Wider Buyer’s Group the value of the businesses and the full benefit of the goodwill of the businesses of the Companies, each of the Covenantors other than Martin Dunphy and Ascot severally undertakes and covenants with each member of the Wider Buyer’s Group that (except for any interest in the shares or other securities of a company traded on a securities market so long as that interest does not extend to more than three per cent of the issued share capital of the company or the class of securities concerned) he shall not:

(a)	during the Restricted Period:

(i)	carry on or be concerned, engaged or interested directly or indirectly in any capacity in any trade or business within the territory in which the Business operates at the Completion Date which competes with the business carried on by any of the Companies in which he was engaged or involved at any time during the Pre-Completion Period;

(ii)	either on his own behalf or in any other capacity directly or indirectly do or say anything which may lead to any person ceasing to do business with any of the Companies on substantially the same terms as previously (or at all);

(iii)	either on his own behalf or in any other capacity directly or indirectly endeavour to entice away from any of the Companies or solicit any person, firm or company who was a client or customer of any of the Companies during the Pre-Completion Period with whom he shall have been engaged or involved by virtue of his duties during the Pre-Completion Period;

(iv)	either on his own behalf or in any other capacity directly or indirectly have any dealings (acting in a debt collection or debt purchasing capacity) with any person, firm or company who was a client or customer of any of the Companies during the Pre-Completion Period with whom he shall have been engaged or involved by virtue of his duties during the Pre-Completion period;

(v)	either on his own behalf or in any other capacity directly or indirectly have any dealings (acting in a debt collection or debt purchase capacity) with any person, firm or company who was a supplier, agent or distributor of any of the Companies during the Pre-Completion Period with whom he shall have been engaged or involved by virtue of his duties during the Pre-Completion Period;

(vi)	either on his own behalf or in any other capacity directly or indirectly endeavour to entice away from any of the Companies any person, firm or company who was a supplier, agent or distributor of any of the Companies during the Pre-Completion Period with whom he shall have been engaged or involved by virtue of his duties during the Pre-Completion Period;

(vii)	either on his own behalf or in any other capacity directly or indirectly employ, engage or induce, or seek to induce, to leave the service of any of the Companies any Restricted Employee whether or not such person would commit any breach of his contract of employment by reason of so leaving the service of any of the Companies or otherwise; or

(b)	at any time after the Completion Date represent himself as being in any way currently connected with or interested in the business of any of the Companies (other than as a shareholder, director, employee or consultant if that be the case).

8.2	For the purpose of assuring to the Wider Buyer’s Group the value of the businesses and the full benefit of the goodwill of the businesses of the Companies, each of Martin Dunphy and Ascot severally undertakes and covenants with each member of the Wider Buyer’s Group that (except for any interest in the shares or other securities of a company traded on a securities market so long as that interest does not extend to more than three per cent of the issued share capital of the company or the class of securities concerned) he (or it) shall not:

(a)	during the Restricted Period:

(i)	carry on or be concerned, engaged or interested directly or indirectly in any capacity in any Restricted Business which directly or indirectly competes with the business carried on by any of the Companies at any time during the Pre-Completion Period;

(ii)	either on his/its own behalf or in any other capacity directly or indirectly do or say anything which may lead to any person ceasing to do business with any of the Companies in the United Kingdom on substantially the same terms as during the Pre-Completion Period (or at all) including, but not limited to, providing consultancy services to any person, firm or company who was a client or customer of the Restricted Business during the Pre-Completion Period;

(iii)	either on his/its own behalf or in any other capacity directly or indirectly in connection with any Restricted Business endeavour to entice away from any of the Companies or solicit any person, firm or company who was a client or customer of any of the Companies during the Pre-Completion Period;

(iv)	either on his/its own behalf or in any other capacity directly or indirectly have any dealings in connection with any Restricted Business with any person, firm or company who was a client or customer of any of the Companies during the Pre-Completion Period;

(v)	either on his/its own behalf or in any other capacity directly or indirectly have any dealings in connection with any Restricted Business with any person, firm or company who was a supplier, agent or distributor of any of the Companies during the Pre-Completion Period;

(vi)	either on his/its own behalf or in any other capacity directly or indirectly in connection with any Restricted Business endeavour to entice away from any of the Companies any person, firm or company who was a supplier, agent or distributor of any of the Companies during the Pre-Completion Period;

(vii)	either on his/its own behalf or in any other capacity directly or indirectly in connection with any Restricted Business employ, engage or induce, or seek to induce, to leave the service of any of the Companies any Restricted Employee whether or not such person would commit any breach of his contract of employment by reason of so leaving the service of any of the Companies or otherwise; or

(b)	at any time after the Completion Date represent himself/itself as being in any way currently connected with or interested in the business of any of the Companies (other than as a shareholder, director, employee or consultant if that be the case).

8.3	Each of the restrictions contained in each paragraph of clause 8.1 and clause 8.2 is separate and distinct and is to be construed separately from the other such restrictions. Each of the Covenantors acknowledges that:

(a)	he/it considers the restrictions to be reasonable both individually and in the aggregate and that the duration, extent and application of each of the restrictions are no greater than is necessary for the protection of the goodwill of the businesses of the Companies; and

(b)	the consideration paid by the Buyer for the Shares and the Loan Notes under this Agreement takes into account and adequately compensates him/it for the restrictions imposed by clause 8.1 or clause 8.2 (as applicable).

However, if any of the restrictions shall be found to be void or unenforceable but would be valid or enforceable if some part or parts of the restriction were deleted or the period or area of application reduced, each of the Covenantors agrees that the restriction shall apply with such modification as may be necessary to make it valid.

8.4	Each member of the Wider Buyer’s Group may enforce the terms of clauses 8.1 and 8.2 in accordance with the Contracts (Rights of Third Parties) Act 1999, provided always that, as a condition thereto, any such third party shall:

(a)	obtain the prior written consent of the Buyer; and

(b)	not be entitled to assign its rights under this clause 8.

9	Release by the Sellers

9.1	Each of the Sellers confirms that following Completion (and save in respect of the Transaction Documents and the Equity Documents) he or it will have no claim (whether in respect of any breach of contract, compensation for loss of office or monies due to him or it or on any account whatsoever) outstanding against any of the Companies or against any of the shareholders, directors, officers, employees or professional advisers of any of the Companies and that no agreement or arrangement (other than any contract of employment) is outstanding under which any of the Companies or any of such persons has or could have any obligation of any kind to him or it. For the avoidance of doubt, the Sellers do not waive any claim that any of them may have against George Watt.

9.2	To the extent that any such claim or obligation exists or may exist (other than in connection with any future claim for breach of a contract of employment), the relevant Seller irrevocably and unconditionally waives such claim or obligation and releases each of the Companies and any such other persons from any liability whatsoever in respect of such claim or obligation.

9.3	Each of the Companies and any shareholder, director, officer, employee or professional adviser of any of the Companies who is not a party to this Agreement may enforce the terms of clauses 9.1 and 9.2 in accordance with the Contracts (Rights of Third Parties) Act 1999, provided always that, as a condition thereto, any such third party shall:

(a)	not be entitled to assign its rights under this clause 9; and

(b)	obtain the prior written consent of the Buyer.

10	Maintenance of and access to Books and Records

10.1	From Completion for a period of at least six years, the Buyer shall and shall cause the Companies to, retain all Books and Records and other documents relating to Taxation which were in the possession of the Companies on Completion or which otherwise relate to the period prior to Completion.

10.2	From Completion for a period of at least six years, upon reasonable request:

(a)	the Buyer shall make available to each of the Sellers; and

(b)	each Seller shall make available to the Buyer,

such Books and Records in the possession of such Seller or the Buyer (as applicable) in respect of the Companies which any of the Sellers or the Buyer (as applicable) may reasonably require for the purpose of its Taxation and accounting affairs in relation to the Companies.

11	Dissolution of the Excluded Companies

From Completion the Buyer:

11.1	shall and shall cause the Companies to promptly provide the Duke Street Sellers and their advisers with such assistance as the Duke Street Sellers may reasonably request in connection with the dissolution of the Excluded Companies; and

11.2	shall pay or procure the payment of all legal and liquidation fees, costs and expenses in connection with the dissolution of the Excluded Companies, subject always to the proviso in paragraph 11 of Schedule 8.

12	Sale of Marlin Unrestricted Holdings Limited

For the avoidance of doubt, the Buyer and each of the Sellers confirms that following Completion he or it shall not object, dispute, challenge or bring any action in relation to the transfer of the entire issued share capital of Marlin Unrestricted Holdings Limited by Marlin Financial Intermediate Limited to Cabot Credit Management Limited for a consideration of £1 which was effected immediately prior to Completion.

13	Announcements

13.1	Except to the extent otherwise expressly permitted by this Agreement, no party shall make any public announcement or issue a press release or respond to any enquiry from the press or other media concerning or relating to this Agreement or its subject matter or any ancillary matter without the written consent of the Sellers’ Representatives and the Buyer (such consent not to be unreasonably withheld or delayed) other than issuing (or making any announcement, press release or statement which is consistent with) the Press Release.

13.2	Notwithstanding any other provision in this Agreement, a party may, after consultation with the Sellers’ Representatives and the Buyer whenever practicable, make or permit to be made an announcement concerning or relating to this Agreement or its subject matter or any ancillary matter if and to the extent required by:

(a)	law;

(b)	any securities exchange on which a party’s securities are listed or traded; or

(c)	any regulatory or governmental or other authority with relevant powers to which a party is subject or submits, whether or not the requirement has the force of law,

and the party concerned shall take all such steps as may be reasonable and practicable in the circumstances to agree the contents of such announcement with the Sellers’ Representatives and the Buyer before making such announcement.

13.3	Notwithstanding any other provision in this Agreement, the Buyer may make or permit to be made an announcement concerning or relating to this Agreement or its subject matter or any ancillary matter if and to the extent required in connection with its existing or prospective debt financing arrangements (including the Finance Arrangements) if and to the extent required by:

(a)	the terms of those existing or prospective financing arrangements or any offering or arranging process in connection therewith;

(b)	law;

(c)	any securities exchange on which any member of the Wider Buyer’s Group’s securities are listed or traded; or

(d)	regulatory or governmental or other authority with relevant powers to which any member of the Wider Buyer’s Group is subject or submits, whether or not the requirement has the force of law.

14	Confidentiality

14.1	Subject to clause 14.2, each Seller undertakes with effect from Completion that, except to the extent otherwise expressly permitted by this Agreement, it shall keep confidential and not disclose or use to the detriment of the Buyer the Confidential Information.

14.2	Each of the parties undertakes to the others to keep confidential and not disclose or use to the detriment of any other party all information which relates to:

(a)	the provisions, or subject matter, of this Agreement or any related document;

(b)	the negotiations relating to this Agreement or any related document; and

(c)	businesses carried on by, and the affairs of any other party.

14.3	Notwithstanding any other provision in this Agreement, the Buyer may, after consultation with the Sellers’ Representatives whenever practicable, and any of the Sellers may, after consultation with the Buyer and the Sellers’ Representatives whenever practicable, disclose or use Confidential Information or other information which is otherwise to be treated as confidential under this clause 14 if and to the extent:

(a)	required by law;

(b)	required by any securities exchange on which the relevant party’s securities (or the securities of any holding company of such party) are listed or traded;

(c)	required by any regulatory or governmental or other authority with relevant powers to which the relevant party is subject or submits (whether or not the requirement has the force of law);

(d)	required to vest the full benefit of this Agreement in that party or to enforce any of the rights of that party in this Agreement;

(e)	required by its professional advisers, officers, employees, Consultants, subcontractors or agents to provide their services (and subject always to similar duties of confidentiality);

(f)	that information is in or has come into the public domain through no fault of that party;

(g)	the Buyer and the Sellers’ Representatives have given prior written consent to the disclosure or use; or

(h)	it is necessary to obtain any relevant tax clearances from any appropriate tax authority,

provided always that (x) Duke Street General Partner Limited, Duke Street Capital VI Fund Investment Limited Partnership and Duke Street VI Gestion SARL shall be permitted to disclose any such information to their limited partners and to disclose the sale of its interest in the Companies envisaged under this Agreement, the logo of the Company and the returns or multiple generated from Completion, respectively, to investors and potential investors, (y) the Buyer shall be permitted to disclose any such information to any Buyer Disclosee and to disclose its purchase of the Shares and the Loan Notes envisaged under this Agreement and the Consideration, in each case without consulting with or obtaining any prior consent from any other party to this Agreement but provided that the information is disclosed on a confidential basis and (z) the Buyer shall be permitted to disclose and use any such information from and after Completion in connection with any offering of securities of the Wider Buyer’s Group for the financing or refinancing in respect of any transaction related to this Agreement.

14.4	The restrictions contained in this clause 14 shall continue to apply after Completion without limit in time.

15	Entire agreement

15.1	This Agreement and the documents referred to or incorporated in it constitute the entire agreement between the parties relating to the subject matter of this Agreement and supersede and extinguish any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, between the parties in relation to the subject matter of this Agreement.

15.2	Each of the parties acknowledges and agrees that it has not entered into this Agreement in reliance on any statement or representation of any person (whether a party to this Agreement or not) other than as expressly incorporated in this Agreement.

15.3	Nothing in this Agreement or in any other document referred in this Agreement shall be read or construed as excluding any liability or remedy as a result of fraud.

15.4	Without limiting the generality of the foregoing, each of the parties irrevocably and unconditionally waives any right or remedy it may have to claim damages and/or to rescind this Agreement by reason of any misrepresentation (other than a fraudulent misrepresentation) having been made to it by any person (whether party to this Agreement or not) and upon which it has relied in entering into this Agreement.

15.5	Each of the parties acknowledges and agrees that the only cause of action available to it under the terms of this Agreement shall be for breach of contract.

16	Assignment and transfer

16.1	Subject to clauses 16.2 and 16.3, this Agreement is personal to the parties and no party may assign, transfer, subcontract, delegate, charge or otherwise deal in any other manner with this Agreement or any of its rights or obligations nor grant, declare, create or dispose of any right or interest in it without the prior written consent of the Buyer (in the case of an assignment by any Seller) or the Sellers’ Representatives (in the case of an assignment by the Buyer). Any purported assignment, transfer, subcontracting, delegation, charging or dealing in contravention of this clause 16 shall be ineffective.

16.2	All or any of the Buyer’s rights under this Agreement (including, without limitation, in respect of the Title Warranties and the Business Warranties), or any of the Transaction Documents in which there are no express provisions governing assignment, may be assigned by the Buyer to any other member of the Wider Buyer’s Group (or by any such member to any other member of the Wider Buyer’s Group) provided that:

(a)	prior to such assignee company leaving the Wider Buyer’s Group, such rights are assigned to another member of the Wider Buyer’s Group; and

(b)	if such assignment occurs, the liability of each Seller under the Transaction Documents shall be no greater than it would have been had such assignment not occurred.

16.3	This Agreement and the benefits arising under it may be assigned or charged in whole or in part by the Buyer to its financial lenders or banks or any member of their groups (including Funds) as security for any financing or refinancing in respect of any transaction related to this Agreement or any existing financing of the Wider Buyer’s Group, and such benefits may be further assigned to any other financial institution by way of security for the borrowings of the Buyer resulting from any refinancing of the borrowings made under such agreement, or to any person entitled to enforce such security or to any transferee under a valid enforcement of such security, provided that any such assignment permitted pursuant to this clause 16.3 shall not increase the liability of any Seller under this Agreement beyond that which that Seller would otherwise have had but for that assignment or charging or transfer.

16.4	If there is an assignment as contemplated by either clause 16.2 or 16.3:

(a)	the Sellers may discharge their obligations under this Agreement to the assignor until the Sellers’ Representatives receive written notice of the assignment; and

(b)	the Buyer shall remain liable for any obligations of the Buyer under this Agreement.

17	Successors in title

This Agreement shall be binding upon and shall, enure for the benefit of the successors and assignees of the parties and any such successor or assignee shall in its own right be able to enforce any term of this Agreement.

18	Costs and expenses

Except as otherwise stated in this Agreement or as otherwise agreed between the Sellers (or any of them), each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution, performance and implementation of this Agreement and each document referred to in it and other agreements forming part of the transaction, save that this clause shall not prejudice the right of a party to seek to recover its costs in any litigation or dispute resolution procedure which may arise out of this Agreement.

19	Interest on late payments

19.1	If a party fails to pay any sum payable by it on the due date for payment under this Agreement, it shall pay interest on the overdue sum for the period from and including the due date of payment up to the date of actual payment (after as well as before judgment) in accordance with clause 19.2.

19.2	The interest referred to in clause 19.1 shall accrue from day to day and shall be paid on demand at the rate of 3 per cent above the base rate from time to time of Barclays Bank plc. Unpaid interest shall compound quarterly.

20	No set-off

All payments to be made under this Agreement shall be made in full without any set-off or counterclaim and free from any deduction or withholding save as may be required by law in which event such deduction or withholding shall not exceed the minimum amount which it is required by law to deduct or withhold and the payer will simultaneously pay to the payee such additional amounts as will result in the receipt by the payee of a net amount equal to the full amount which would otherwise have been receivable had no such deduction or withholding been required.

21	Waiver

21.1	A waiver of any right, power, privilege or remedy provided by this Agreement must be in writing and may be given subject to any conditions thought fit by the grantor. For the avoidance of doubt, any omission to exercise, or delay in exercising, any right, power, privilege or remedy provided by this Agreement shall not constitute a waiver of that or any other right, power, privilege or remedy.

21.2	A waiver of any right, power, privilege or remedy provided by this Agreement shall not constitute a waiver of any other breach or default by another party and shall not constitute a continuing waiver of the right, power, privilege or remedy waived or a waiver of any other right, power, privilege or remedy.

21.3	Any single or partial exercise of any right, power, privilege or remedy arising under this Agreement shall not preclude or impair any other or further exercise of that or any other right, power, privilege or remedy.

22	Variation

Any	variation of this Agreement is valid only if it is in writing and signed by or on behalf of each of the Sellers’ Representatives and the Buyer.

23	Severance

23.1	If any provision of this Agreement is held to be invalid or unenforceable by any judicial or other competent authority, all other provisions of this Agreement will remain in full force and effect and will not in any way be impaired.

23.2	If any provision of this Agreement is held to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted, or the period of the obligation reduced in time, or the range of activities or area covered, reduced in scope, the provision in question will apply with the minimum modifications necessary to make it valid and enforceable.

24	Further assurance

Each of the Sellers shall use all reasonable endeavours from time to time on or following Completion, on being required to do so by the Buyer, to do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the Buyer for giving full effect to that Seller’s obligations under this Agreement and securing to the Buyer the full benefit of the rights, powers, privileges and remedies conferred upon the Buyer in this Agreement by that Seller provided that no Seller shall be obliged to incur any costs in connection with such acts or incur any obligation or liability under this clause as a result of the default of any other Seller.

25	Notices

25.1	Any communication to be given in connection with this Agreement shall be in writing in English except where expressly provided otherwise and shall either be delivered by hand or sent by first class prepaid post or fax or by email. Delivery by courier shall be regarded as delivery by hand.

25.2	Such communication shall be sent to the address of the relevant party referred to in this Agreement or the fax number or email address set out below or to such other address or fax number or email address as may previously have been communicated to the other party in accordance with this clause 25.2 and clause 25.5. Each communication shall be marked for the attention of the relevant person.

Party	Fax number or e-mail address	For the attention of:

Duke Street General Partner Limited in its capacity as general partner of Duke Street VI No. 1 Limited Partnership	+44 (0)20 7663 8501	Miles Cresswell-Turner and Jason Lawford with a copy to: Tim Wright King & Wood Mallesons LLP +44 (0)20 7111 2000

Duke Street General Partner Limited in its capacity as general partner of Duke Street VI No. 2 Limited Partnership	+44 (0)20 7663 8501	Miles Cresswell-Turner and Jason Lawford with a copy to: Tim Wright King & Wood Mallesons LLP +44 (0)20 7111 2000

Duke Street General Partner Limited in its capacity as general partner of Duke Street VI No. 3 Limited Partnership	+44 (0)20 7663 8501	Miles Cresswell-Turner and Jason Lawford with a copy to: Tim Wright King & Wood Mallesons LLP +44 (0)20 7111 2000

Duke Street General Partner Limited in its capacity as general partner of Duke Street VI No. 4 Limited Partnership	+44 (0)20 7663 8501	Miles Cresswell-Turner and Jason Lawford with a copy to: Tim Wright King & Wood Mallesons LLP +44 (0)20 7111 2000

Duke Street General Partner Limited in its capacity as general partner of Duke Street Capital VI Fund Investment Limited Partnership	+44 (0)20 7663 8501	Miles Cresswell-Turner and Jason Lawford with a copy to: Tim Wright King & Wood Mallesons LLP +44 (0)20 7111 2000

Duke Street General Partner Limited in its capacity as general partner of Parallel Private Equity Duke Street Limited Partnership	+44 (0)20 7663 8501	Miles Cresswell-Turner and Jason Lawford with a copy to: Tim Wright King & Wood Mallesons LLP +44 (0)20 7111 2000

Duke Street VI Gestion SARL in its capacity as manager of Financière DSC VI	+44 (0)20 7663 8501	Miles Cresswell-Turner and Jason Lawford with a copy to: Tim Wright King & Wood Mallesons LLP +44 (0)20 7111 2000

Chris Adelsbach	chris_adelsbach@yahoo.com	Chris Adelsbach

Emily Adelsbach	chris_adelsbach@yahoo.com	Chris Adelsbach

Ascot Management Group Limited	Martin.Bowen@ariannol.ch	Martin Bowen

John De Blocq Van Kuffeler	jvankuffeler@outlook.com	John De Blocq Van Kuffeler

Martin Dunphy	+44 (0)20 8181 6013 and masonfinancialcorporation@gmail.com	Martin Dunphy

Richard Hunton	Hunton@hunton.net	Richard Hunton

Tariq Khan	tariq000khan@gmail.com	Tariq Khan

Ivan Lawrence	ivanlawrence@aol.com	Ivan Lawrence

David Page	davejamespage@hotmail.co.uk	David Page

Peter Richardson	richardsonpeter@btinternet.com	Peter Richardson

Jan Lee Rosenberg	blacktipjan@gmail.com	Jan Lee Rosenberg

John Barclay Sinclair	john@jbsinclair.com	John Sinclair

Kenneth John Stannard	Kenstannard@yahoo.com	Kenneth Stannard

Management Sellers’ Representative	Kenstannard@yahoo.com	Kenneth Stannard with copies to: Nicholas Plant Dentons LLP Fax: +44 (0)20 7246 7777 and Tim Wright King & Wood Mallesons LLP Fax: +44 (0)20 7111 2000

Ascot/Martin Dunphy/Jan Rosenberg Representative	+44 (0)20 8181 6013	Martin Dunphy with copies to: Jan Lee Rosenberg blacktipjan@gmail.com

Institutional Seller’s Representative	+44 (0)20 7663 8501	Miles Cresswell-Turner and Jason Lawford with a copy to: Tim Wright King & Wood Mallesons LLP +44 (0)20 7111 2000

Buyer	+44 (0)1732 522374 and crossroberts@cabotcm.com	Chris Ross-Roberts with copies to: Willem Wellinghoff WWellinghoff@cabotfinancial.com and Luke Powell Macfarlanes LLP +44 (0)20 7831 9607 Luke.Powell@macfarlanes.com

25.3	A communication shall be deemed to have been served:

(a)	if delivered by hand at the address referred to in clause 25.2, at the time of delivery;

(b)	if sent by first class prepaid post to the address referred to in clause 25.2, at the expiration of two clear days after the time of posting; and

(c)	if sent by fax to the number referred to in clause 25.2 or sent by email to the email address specified in that clause, at the time of completion of transmission by the sender.

If a communication would otherwise be deemed to have been delivered outside normal business hours (being 9:30 a.m. to 5:30 p.m. on a Business Day in the time zone of the territory of the recipient) under the preceding provisions of this clause 25, it shall be deemed to have been delivered at the next opening of such business hours in the territory of the recipient.

25.4	In proving service of the communication, it shall be sufficient to show that delivery by hand was made or that the envelope containing the communication was properly addressed and posted as a first class prepaid letter or that the fax was despatched and a confirmatory transmission report received or that the email was transmitted to the correct email address, whether or not opened or read by the recipient.

25.5	A party may notify the other parties to this Agreement of a change to its name, relevant person, address or fax number or email address for the purposes of clause 25.2 provided that such notification shall only be effective on:

(a)	the date specified in the notification as the date on which the change is to take place; or

(b)	if no date is specified or the date specified is less than five clear Business Days after the date on which notice is deemed to have been served, the date falling five clear Business Days after notice of any such change is deemed to have been given.

25.6	For the avoidance of doubt, the parties agree that the provisions of clauses 25.1, 25.2, 25.3, 25.4 and 25.5 shall not apply in relation to the service of any claim form, application notice, order, judgment or other document relating to or in connection with any proceeding, suit or action arising out of or in connection with this Agreement.

26	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all the counterparts shall together constitute one and the same agreement.

27	Governing language

27.1	This Agreement is in English.

27.2	If this Agreement is translated into any language other than English, the English language text shall prevail in any event.

27.3	Each notice, instrument, certificate or other communication to be given by one party to another in this Agreement or in connection with this Agreement shall be in English (being the language of negotiation of this Agreement) and if such notice, instrument, certificate or other communication or this Agreement is translated into any other language, the English language text shall prevail.

28	Governing law

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter, whether of a contractual or non-contractual nature, shall be governed by and construed in accordance with English law.

29	Jurisdiction

The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement.

30	Interpretation

30.1	The clause and paragraph headings and the table of contents used in this Agreement are inserted for ease of reference only and shall not affect construction.

30.2	References in this Agreement and the Schedules to the parties, the Introduction, Schedules and clauses are references respectively to the parties, the Introduction and Schedules to and clauses of this Agreement.

30.3	References to documents “in the agreed form” are to documents in terms agreed between the parties prior to execution of this Agreement and initialled by or on behalf of each of the Sellers’ Representatives and the Buyer for the purposes of identification.

30.4	References to “writing” or “written” includes any other non-transitory form of visible reproduction of words.

30.5	References to times of the day are, unless provided otherwise in this Agreement, to that time in London and references to a day are to a period of 24 hours running from midnight.

30.6	References to any English legal term or legal concept shall in respect of any jurisdiction other than England be deemed to include that which most approximates in that jurisdiction to such English legal term or legal concept.

30.7	References to persons shall include bodies corporate, unincorporated associations and partnerships, in each case whether or not having a separate legal personality.

30.8	References to the word “include” or “including” (or any similar term) are not to be construed as implying any limitation and general words introduced by the word “other” (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things.

30.9	Save where the context specifically requires otherwise, words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof.

30.10	References to statutory provisions, enactments or EC Directives shall include references to any amendment, modification, extension, consolidation, replacement or re-enactment of any such provision, enactment or Directive (whether before or after the date of this Agreement), to any previous enactment which has been replaced or amended and to any regulation, instrument or order or other subordinate legislation made under such provision, enactment or Directive.

30.11	A company or other entity shall be a “holding company” for the purposes of this Agreement if it falls within either the meaning attributed to that term in section 1159 and Schedule 6 Companies Act 2006 or the meaning attributed to the term “parent undertaking” in section 1162 and Schedule 7 of such Act, and a company or other entity shall be a “subsidiary” for the purposes of this Agreement if it falls within any of the meanings attributed to a “subsidiary” in section 1159 and Schedule 6 Companies Act 2006 or any of the meanings attributed to the term “subsidiary undertaking” in section 1162 and Schedule 7 of such Act, and the terms “subsidiaries” and “holding companies” are to be construed accordingly, save that an undertaking shall also be treated, for the purposes only of the membership requirement contained in subsections 1162(2)(b) and (d) Companies Act 2006, as a member of another undertaking if any shares in that other undertaking are held by a person (or its nominee) by way of security or in connection with the taking of security granted by the undertaking or any of its subsidiary undertakings.

31	Rights of third parties

31.1	Except as otherwise expressly stated in clauses 8.4, 9.3, 16 and 17, this Agreement does not confer any rights on any person or party (other than the parties to this Agreement) pursuant to the Contracts (Rights of Third Parties) Act 1999.

31.2	Notwithstanding that any term of this Agreement may be or become enforceable by a third party, the terms of this Agreement or any of them may be varied in any way or waived or this Agreement may be rescinded (in each case) without the consent of any such third party.

32	Execution

This Agreement is entered into by the parties on the date at the beginning of this Agreement.

SCHEDULE 1

Part 1 - Details of the Sellers, their respective shareholdings and their respective shares of the consideration

(1) Name and address	(2) Number of Shares held	(3) Cash (£)	(4) Buyer Loan Notes (£)	(5) Share Consideration (£)	(6) Relevant Proportion (%)	(7) Cap on liability (£)
Duke Street VI No. 1 Limited Partnership acting by its general partner Duke Street General Partner Limited Nations House, 103 Wigmore Street, London, W1U 1QS	601,877 B ordinary shares	31,983,680	0	31,983,680	0	0

Duke Street VI No. 2 Limited Partnership acting by its general partner Duke Street General Partner Limited Nations House, 103 Wigmore Street, London, W1U 1QS	97,294 B ordinary shares	5,170,193	0	5,170,193	0	0

(1) Name and address	(2) Number of Shares held	(3) Cash (£)	(4) Buyer Loan Notes (£)	(5) Share Consideration (£)	(6) Relevant Proportion (%)	(7) Cap on liability (£)
Duke Street VI No. 3 Limited Partnership acting by its general partner Duke Street General Partner Limited Nations House, 103 Wigmore Street, London, W1U 1QS	90,318 B ordinary shares	4,799,489	0	4,799,489	0	0

Duke Street VI No. 4 Limited Partnership acting by its general partner Duke Street General Partner Limited Nations House, 103 Wigmore Street, London, W1U 1QS	107,459 B ordinary shares	5,710,360	0	5,710,360	0	0

Duke Street Capital VI Fund Investment Limited Partnership acting by its general partner Duke Street General Partner Limited Nations House, 103 Wigmore Street, London, W1U 1QS	26,260 B ordinary shares	1,395,454	0	1,395,454	0	0

(1) Name and address	(2) Number of Shares held	(3) Cash (£)	(4) Buyer Loan Notes (£)	(5) Share Consideration (£)	(6) Relevant Proportion (%)	(7) Cap on liability (£)
Parallel Private Equity Duke Street Limited Partnership acting by its general partner Duke Street General Partner Limited Nations House, 103 Wigmore Street, London, W1U 1QA	232,000 B ordinary shares	12,328,455	0	12,328,455	0	0

Financière DSC VI acting by its manager Duke Street VI Gestion SARL 52 Rue de la Victoire, 75009 Paris, France	4,792 B ordinary shares	254,646	0	254,646	0	0

Chris Adelsbach 4 Treeside Place Cranley Gardens, London N10 3AR	150,601 B ordinary shares	8,002,921	0	8,002,921	16.6	488,455

Ascot Management Group Limited Twa Cochrane Skatfeld, Chancery Court, Providenciales, Turks and Caicos Islands	408,134 B ordinary shares	21,688,198	0	21,688,198	44.9	1,323,731

(1) Name and address	(2) Number of Shares held	(3) Cash (£)	(4) Buyer Loan Notes (£)	(5) Share Consideration (£)	(6) Relevant Proportion (%)	(7) Cap on liability (£)
John De Blocq Van Kuffeler 5 Little Chester Street London SW1X 7AL	30,612 A ordinary shares 20,000 C ordinary shares	1,626,719	0	1,626,719	3.4	99,286

Martin Dunphy Flat 8, 42 Upper Brook Street, London, W1K 7QP	1 A ordinary share	53	0	53	0	0

Richard Alan Hunton 38 Limes Avenue, Staincross, Barnsley, South Yorkshire, S75 6JP	5,270 A ordinary shares 10,000 C ordinary shares	31,095	248,952	280,047	0.6	17,093

Tariq Khan Rebwiesstrasse 43, 8702 Zollikon, Switzerland	54,192 B ordinary shares	2,879,757	0	2,879,757	6.0	175,765

Ivan Lawrence 14 High Street South, Tiffield, Northamptonshire, NN12 8AB	17,204 A ordinary shares 20,000 C ordinary shares	57,296	856,922	914,219	1.9	55,799

(1) Name and address	(2) Number of Shares held	(3) Cash (£)	(4) Buyer Loan Notes (£)	(5) Share Consideration (£)	(6) Relevant Proportion (%)	(7) Cap on liability (£)
David James Page Longlands Villa, 1 Longlands, Worthing, West Sussex, BN14 9NS	33,396 A ordinary shares 81,635 B ordinary shares 20,000 C ordinary shares	1,486,656	4,626,079	6,112,735	12.6	373,088

Peter Richardson 40 Derwent Road Harpenden Hertfordshire AL5 3NX	20,204 A ordinary shares	37,481	1,036,158	1,073,638	2.2	65,529

Jan Lee Rosenberg 11505 Luvie Court, Potomac MD 20854, United States	145,438 B ordinary shares	7,728,560	0	7,728,560	0	0

John Barclay Sinclair c/o Duke Street Nations House, 103 Wigmore Street, London, W1U 1QS	10,204 A ordinary shares	542,239	0	542,239	1.1	33,095

(1) Name and address	(2) Number of Shares held	(3) Cash (£)	(4) Buyer Loan Notes (£)	(5) Share Consideration (£)	(6) Relevant Proportion (%)	(7) Cap on liability (£)
Kenneth John Stannard 66 Elms Road, London, SW4 9EW	115,220 A ordinary shares 20,000 C ordinary shares	204,889	5,007,868	5,212,756	10.8	318,159

Marlin Financial Group Limited Employee Benefit Trust acting by its trustee Carey Pensions and Benefits Limited 1st and 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey, GY1 4LX	599 A ordinary shares	31,381	0	31,381	0	0

Part 2—Details of the Loan Notes

(1) Name and Address	(2) Loan Note(s) (£)	(3) Loan Note Consideration (£)
Duke Street VI No.1 Limited Partnership acting by its general partner Duke Street General Partner Limited Nations House, 103 Wigmore Street, London, W1U 1QS	21,233,956	21,233,956

Duke Street VI No.2 Limited Partnership acting by its general partner Duke Street General Partner Limited Nations House, 103 Wigmore Street, London, W1U 1QS	3,432,485	3,432,485

Duke Street VI No.3 Limited Partnership acting by its general partner Duke Street General Partner Limited Nations House, 103 Wigmore Street, London, W1U 1QS	3,186,367	3,186,367

(1) Name and Address	(2) Loan Note(s) (£)	(3) Loan Note Consideration (£)
Duke Street VI No.4 Limited Partnership acting by its general partner Duke Street General Partner Limited Nations House, 103 Wigmore Street, London, W1U 1QS	3,791,101	3,791,101

Duke Street Capital VI Fund Investment Limited Partnership acting by its manager Duke Street General Partner Limited Nations House, 103 Wigmore Street, London, W1U 1QS	926,441	926,441

Parallel Private Equity Duke Street Limited Partnership acting by its general partner Duke Street General Partner Limited Nations House, 103 Wigmore Street, London, W1U 1QS	8,184,850	8,184,850

(1) Name and Address	(2) Loan Note(s) (£)	(3) Loan Note Consideration (£)
Financière DSC VI acting by its manager Duke Street VI Gestion SARL 52 Rue de la Victoire, 75009 Paris, France	169,057	169,057

Ascot Management Group Limited Twa Cochrane Skatfeld Chancery Court, Providenciales, Turks and Caicos Islands	1,275,555	1,275,555

Jan Lee Rosenberg 11505 Luvie Court Potomac MD 20854, United States	381,043	381,043

Chris Adelsbach 4 Treeside Place Cranley Gardens, London N10 3AR	1,792,898	1,792,898

Emily Adelsbach 4 Treeside Place Cranley Gardens, London N10 3AR	85,622	85,622

(1) Name and Address	(2) Loan Note(s) (£)	(3) Loan Note Consideration (£)
David Page Longlands Villa, 1 Longlands, Worthing, West Sussex BN14 9NS	36,972	36,972

Kenneth Stannard 66 Elms Road, London, SW4 9EW	204,033	204,033

Ivan Lawrence 14 High Street South, Tiffield, Northamptonshire, NN12 8AB	5,801	5,801

Tariq Khan Rebwiesstrasse 43, 8702 Zollikon, Switzerland	30,810	30,810

Peter Richardson 40 Derwent Road Harpenden Hertfordshire AL5 3NX	45,801	45,801

(1) Name and Address	(2) Loan Note(s) (£)	(3) Loan Note Consideration (£)
Richard Hunton 38 Limes Avenue, Staincross, Barnsley, South Yorkshire, S75 6JP	2,996	2,996

John Barclay Sinclair c/o Duke Street Nations House, 103 Wigmore Street, London, W1U 1QS	18,601	18,601

SCHEDULE 2

Part 1

Particulars of the Company

Name:	Marlin Financial Group Limited

Number:	07195881

Date of registration:	19 March 2010 under the Companies Act 2006

Status:	Private company

Place of registration:	England & Wales

Registered Office:	Marlin House, 16-22 Grafton Road, Worthing, West Sussex, BN11 1QP, United Kingdom

Issued share capital:	£30,000 divided into: • 300,000 A ordinary shares of £0.01 each • 2,000,000 B ordinary shares of £0.01 each • 140,000 C ordinary shares of £0.01 each

Shareholder and shareholding:	Name	Shares Held

	Duke Street General Partner Limited in its capacity as general partner of Duke Street VI No.1 Limited Partnership	601,877 B ordinary shares

	Duke Street General Partner Limited in its capacity as general partner of Duke Street VI No.2 Limited Partnership	97,294 B ordinary shares

	Duke Street General Partner Limited in its capacity as general partner of Duke Street VI No.3 Limited Partnership	90,318 B ordinary shares

	Duke Street General Partner Limited in its capacity as general partner of Duke Street VI No.4 Limited Partnership	107,459 B ordinary shares

	Duke Street General Partner Limited in its capacity as manager of Duke Street Capital VI Fund Investment Limited Partnership	26,260 B ordinary shares

	Parallel Private Equity Duke Street Limited Partnership	232,000 B ordinary shares

	Financière DSC VI	4,792 B ordinary shares

	Chris Adelsbach	150,601 B ordinary shares

	Ascot Management Group Limited	408,134 B ordinary shares

	John De Blocq Van Kuffeler	30,612 A ordinary shares 20,000 C ordinary shares

	Martin Dunphy	1 A ordinary share

	Richard Hunton	5,270 A ordinary shares 10,000 C ordinary shares

	Tariq Khan	54,192 B ordinary shares

	Ivan Lawrence	17,204 A ordinary shares 20,000 C ordinary shares

	David Page	33,396 A ordinary shares 81,635 B ordinary shares 20,000 C ordinary shares

	Peter Richardson	20,204 A ordinary shares

	Jan Lee Rosenberg	145,438 B ordinary shares

	John Barclay Sinclair	10,204 A ordinary shares

	Kenneth John Stannard	115,220 A ordinary shares 20,000 C ordinary shares

	Juliet Telford	42,000 A ordinary shares 30,000 C ordinary shares

	George Watt	25,290 A ordinary shares 20,000 C ordinary shares

	Carey Pensions and Benefits Limited in its capacity as trustee of the Marlin Financial Group Limited Employee Benefit Trust	599 A ordinary shares

	Name	To remain in place following Completion?

Directors:	Miles Cresswell-Turner Jason Lawford John De Blocq van Kuffeler Martin Dunphy Peter Richardson John Barclay Sinclair Kenneth Stannard	No No No No Yes No Yes

Secretary:	Tariq Khan	No

Auditors:	Deloitte LLP

Part 2

Particulars of the Subsidiaries

Name:	Marlin Financial Intermediate Limited

Number:	07196379

Date of registration:	19 March 2010 under the Companies Act 2006

Status:	Private company

Place of registration:	England & Wales

Registered Office:	Marlin House, 16-22 Grafton Road, Worthing, West Sussex, BN11 1QP, United Kingdom

Issued share capital:	£11,600 divided into 11,600 ordinary shares of £1 each

Shareholder and shareholding:	Name	Shares Held

	Marlin Financial Group Limited	11,600 ordinary shares

	Name	To remain in place following Completion?

Directors:	Miles Cresswell-Turner Jason Lawford Martin Dunphy Kenneth Stannard Peter Richardson	No No No Yes Yes

Secretary:	Tariq Khan	No

Auditors:	Deloitte LLP

Name:	Marlin Unrestricted Holdings Limited

Number:	08617335

Date of registration:	19 July 2013 under the Companies Act 2006

Status:	Private company

Place of registration:	England & Wales

Registered Office:	Marlin House, 16-22 Grafton Road, Worthing, West Sussex, BN11 1QP, United Kingdom

Issued share capital:	£1 divided into 1 ordinary share of £1

Shareholder and shareholding:	Name	Shares Held

	Marlin Financial Intermediate Limited	1 ordinary share

	Name	To remain in place following Completion?

Directors:	David Page Kenneth Stannard Peter Richardson	Yes Yes Yes

Secretary:	Tariq Khan	No

Auditors:	Deloitte LLP

Name:	Marlin Europe V Limited

Number:	08260772

Date of registration:	19 October 2012 under the Companies Act 2006

Status:	Private company

Place of registration:	England & Wales

Registered Office:	Marlin House, 16-22 Grafton Road, Worthing, West Sussex, BN11 1QP, United Kingdom

Issued share capital:	£1 divided into 1 ordinary share of £1

Shareholder and shareholding:	Name	Shares Held

	Marlin Unrestricted Holdings Limited	1 ordinary share

	Name	To remain in place following Completion?

Directors:	David Page Kenneth Stannard Peter Richardson	Yes Yes Yes

Secretary:	Tariq Khan	No

Auditors:	Deloitte LLP

Name:	Marlin Europe VI Limited

Number:	08260821

Date of registration:	19 October 2012 under the Companies Act 2006

Status:	Private company

Place of registration:	England & Wales

Registered Office:	Marlin House, 16-22 Grafton Road, Worthing, West Sussex, BN11 1QP, United Kingdom

Issued share capital:	£1 divided into 1 ordinary share of £1

Shareholder and shareholding:	Name	Shares Held

	Marlin Unrestricted Holdings Limited	1 ordinary share

	Name	To remain in place following Completion?

Directors:	David Page Kenneth Stannard Peter Richardson	Yes Yes Yes

Secretary:	Tariq Khan	No

Auditors:	Deloitte LLP

Name:	Marlin Europe VII Limited

Number:	08584320

Date of registration:	25 June 2013 under the Companies Act 2006

Status:	Private company

Place of registration:	England & Wales

Registered Office:	Marlin House, 16-22 Grafton Road, Worthing, West Sussex, BN11 1QP, United Kingdom

Issued share capital:	£1 divided into 1 ordinary share of £1

Shareholder and shareholding:	Name	Shares Held

	Marlin Unrestricted Holdings Limited	1 ordinary share

	Name	To remain in place following Completion?

Directors:	David Page Kenneth Stannard Peter Richardson	Yes Yes Yes

Secretary:	Tariq Khan	No

Auditors:	Deloitte LLP

Name:	Marlin Europe VIII Limited

Number:	08584322

Date of registration:	25 June 2013 under the Companies Act 2006

Status:	Private company

Place of registration:	England & Wales

Registered Office:	Marlin House, 16-22 Grafton Road, Worthing, West Sussex, BN11 1QP, United Kingdom

Issued share capital:	£1 divided into 1 ordinary share of £1

Shareholder and shareholding:	Name	Shares Held

	Marlin Unrestricted Holdings Limited	1 ordinary share

	Name	To remain in place following Completion?

Directors:	David Page Kenneth Stannard Peter Richardson	Yes Yes Yes

Secretary:	Tariq Khan	No

Auditors:	Deloitte LLP

Name:	Marlin Europe IX Limited

Number:	08584323

Date of registration:	25 June 2013 under the Companies Act 2006

Status:	Private company

Place of registration:	England & Wales

Registered Office:	Marlin House, 16-22 Grafton Road, Worthing, West Sussex, BN11 1QP, United Kingdom

Issued share capital:	£1 divided into 1 ordinary share of £1

Shareholder and shareholding:	Name	Shares Held

	Marlin Unrestricted Holdings Limited	1 ordinary share

	Name	To remain in place following Completion?

Directors:	David Page Kenneth Stannard Peter Richardson	Yes Yes Yes

Secretary:	Tariq Khan	No

Auditors:	Deloitte LLP

Name:	Marlin Europe X Limited

Number:	08584325

Date of registration:	25 June 2013 under the Companies Act 2006

Status:	Private company

Place of registration:	England & Wales

Registered Office:	Marlin House, 16-22 Grafton Road, Worthing, West Sussex, BN11 1QP, United Kingdom

Issued share capital:	£1 divided into 1 ordinary share of £1

Shareholder and shareholding:	Name	Shares Held

	Marlin Unrestricted Holdings Limited	1 ordinary share

	Name	To remain in place following Completion?

Directors:	David Page Kenneth Stannard Peter Richardson	Yes Yes Yes

Secretary:	Tariq Khan	No

Auditors:	Deloitte LLP

Name:	Marlin Financial Intermediate II Limited

Number:	08346249

Date of registration:	3 January 2013 under the Companies Act 2006

Status:	Private company

Place of registration:	England & Wales

Registered Office:	Marlin House, 16-22 Grafton Road, Worthing, West Sussex, BN11 1QP, United Kingdom

Issued share capital:	£762,986 divided into 762,986 ordinary shares of £1 each

Shareholder and shareholding:	Name	Shares Held

	Marlin Financial Intermediate Limited	762,986 ordinary shares

	Name	To remain in place following Completion?

Directors:	David Page Peter Richardson Kenneth Stannard	Yes Yes Yes

Secretary:	Tariq Khan	No

Auditors:	Deloitte LLP

Name:	Marlin Intermediate Holdings plc

Number:	08248105

Date of registration:	10 October 2012 under the Companies Act 2006

Status:	Public company

Place of registration:	England & Wales

Registered Office:	Marlin House, 16-22 Grafton Road, Worthing, West Sussex, BN11 1QP, United Kingdom

Issued share capital:	£50,001 divided into 5,000,100 ordinary shares of £0.01 each

Shareholder and shareholding:	Name	Shares Held

	Marlin Financial Intermediate II Limited	5,000,100 ordinary shares

	Name	To remain in place following Completion?

Directors:	David Page Peter Richardson Kenneth Stannard	Yes Yes Yes

Secretary:	Tariq Khan	No

Auditors:	Deloitte LLP

Name:	Marlin Midway Limited

Number:	08255990

Date of registration:	16 October 2012 under the Companies Act 2006

Status:	Private company

Place of registration:	England & Wales

Registered Office:	Marlin House, 16-22 Grafton Road, Worthing, West Sussex, BN11 1QP, United Kingdom

Issued share capital:	£7,629.85 divided into 762,985 ordinary shares of £0.01 each

Shareholder and shareholding:	Name	Shares Held

	Marlin Intermediate Holdings plc	762,985 ordinary shares

	Name	To remain in place following Completion?

Directors:	David Page Peter Richardson Kenneth Stannard	Yes Yes Yes

Secretary:	Tariq Khan	No

Auditors:	Deloitte LLP

Name:	Black Tip Capital Holdings Limited

Number:	05927496

Date of registration:	7 September 2006 under the Companies Act 1985

Status:	Private company

Place of registration:	England & Wales

Registered Office:	Marlin House, 16-22 Grafton Road, Worthing, West Sussex, BN11 1QP, United Kingdom

Authorised share capital:	£19,000 divided into 1,900,000 A ordinary shares of £0.01 each £1,000 divided into 100,000 B ordinary shares of £0.01 each

Issued share capital:	£7,529.85 divided into: • 683,100 A ordinary shares of £0.01 each • 69,885 B ordinary shares of £0.01 each

Shareholder and shareholding:	Name	Shares Held

	Marlin Midway Limited	683,100 A ordinary shares 69,885 B ordinary shares

	Name	To remain in place following Completion?

Directors:	Chris Adelsbach Martin Dunphy Kenneth Stannard Peter Richardson	No No Yes Yes

Secretary:	Tariq Khan	No

Auditors:	Deloitte LLP

Name:	Marlin Senior Holdings Limited

Number:	08215555

Date of registration:	14 September 2012 under the Companies Act 2006

Status:	Private company

Place of registration:	England & Wales

Registered Office:	Marlin House, 16-22 Grafton Road, Worthing, West Sussex, BN11 1QP, United Kingdom

Issued share capital:	£250,710 divided into 250,710 ordinary shares of £1 each

Shareholder and shareholding:	Name	Shares Held

	Black Tip Capital Holdings Limited	250,710 ordinary shares

	Name	To remain in place following Completion?

Directors:	Martin Dunphy Kenneth Stannard Peter Richardson David Page	No Yes Yes Yes

Secretary:	Tariq Khan	No

Auditors:	Deloitte LLP

Name:	ME III Limited

Number:	07255614

Date of registration:	17 May 2010 under the Companies Act 2006

Status:	Private company

Place of registration:	England & Wales

Registered Office:	Marlin House, 16-22 Grafton Road, Worthing, West Sussex, BN11 1QP, United Kingdom

Issued share capital:	£1 divided into 1 ordinary share of £1

Shareholder and shareholding:	Name	Shares Held

	Black Tip Capital Holdings Limited	1 ordinary share

	Name	To remain in place following Completion?

Directors:	Martin Dunphy David Page Kenneth Stannard Peter Richardson	No Yes Yes Yes

Secretary:	Tariq Khan	No

Auditors:	Deloitte LLP

Name:	Marlin Financial Services Limited

Number:	04618038

Date of registration:	16 December 2002 under the Companies Act 1985

Status:	Private company

Place of registration:	England & Wales

Registered Office:	Marlin House, 16-22 Grafton Road, Worthing, West Sussex, BN11 1QP, United Kingdom

Authorised share capital:	£1,200 divided into £1,200 ordinary shares of £1 each

Issued share capital:	£1,001 divided into: • 611 ordinary shares of £1 each • 390 preference shares of £1 each

Shareholder and shareholding:	Name	Shares Held

	Marlin Senior Holdings Limited	611 ordinary shares 390 preference shares

	Name	To remain in place following Completion?

Directors:	Martin Dunphy David Page Kenneth Stannard Peter Richardson	No Yes Yes Yes

Secretary:	Tariq Khan	No

Auditors:	Deloitte LLP

Name:	Marlin Legal Services Limited

Number:	06200270

Date of registration:	3 April 2007 under the Companies Act 1985

Status:	Private company

Place of registration:	England & Wales

Registered Office:	Marlin House, 16-22 Grafton Road, Worthing, West Sussex, BN11 1QP, United Kingdom

Authorised share capital:	£1,000 divided into 1,000 ordinary shares of £1 each

Issued share capital:	£1 divided into 1 ordinary share of £1

Shareholder and shareholding:	Name	Shares Held

	Marlin Senior Holdings Limited	1 ordinary share

	Name	To remain in place following Completion?

Directors:	Chris Adelsbach Martin Dunphy Kenneth Stannard Peter Richardson	No No Yes Yes

Secretary:	Tariq Khan	No

Auditors:	Deloitte LLP

Name:	Marlin Portfolio Holdings Limited

Number:	08215352

Date of registration:	14 September 2012 under the Companies Act 2006

Status:	Private company

Place of registration:	England & Wales

Registered Office:	Marlin House, 16-22 Grafton Road, Worthing, West Sussex, BN11 1QP, United Kingdom

Issued share capital:	£108 divided into 108 ordinary shares of £1 each

Shareholder and shareholding:	Name	Shares Held

	Marlin Senior Holdings Limited	108 ordinary shares

	Name	To remain in place following Completion?

Directors:	David Page Kenneth Stannard Peter Richardson	Yes Yes Yes

Secretary:	Tariq Khan	No

Auditors:	Deloitte LLP

Name:	Marlin Capital Europe Limited

Number:	04623224

Date of registration:	20 December 2002 under the Companies Act 1985

Status:	Private company

Place of registration:	England & Wales

Registered Office:	Marlin House, 16-22 Grafton Road, Worthing, West Sussex, BN11 1QP, United Kingdom

Authorised share capital:	£100 divided into 100 shares of £1 each

Issued share capital:	£100 divided into 100 ordinary shares of £1 each

Shareholder and shareholding:	Name	Shares Held

	Marlin Portfolio Holdings Limited	100 ordinary shares

	Name	To remain in place following Completion?

Directors:	Martin Dunphy Kenneth Stannard Peter Richardson	No Yes Yes

Secretary:	Tariq Khan	No

Auditors:	Deloitte LLP

Name:	MCE Portfolio Limited

Number:	05892466

Date of registration:	1 August 2006 under the Companies Act 1985

Status:	Private company

Place of registration:	England & Wales

Registered Office:	Marlin House, 16-22 Grafton Road, Worthing, West Sussex, BN11 1QP, United Kingdom

Authorised share capital:	£100 divided into 100 ordinary shares of £1 each

Issued share capital:	£2 divided into 2 ordinary shares of £1 each

Shareholder and shareholding:	Name	Shares Held

	Marlin Portfolio Holdings Limited	2 ordinary shares

	Name	To remain in place following Completion?

Directors:	Martin Dunphy Kenneth Stannard Peter Richardson David Page	No Yes Yes Yes

Secretary:	Tariq Khan	No

Auditors:	Deloitte LLP

Name:	MFS Portfolio Limited

Number:	05477405

Date of registration:	10 June 2005 under the Companies Act 1985

Status:	Private company

Place of registration:	England & Wales

Registered Office:	Marlin House, 16-22 Grafton Road, Worthing, West Sussex, BN11 1QP, United Kingdom

Authorised share capital:	£1,000 divided into 1,000 shares of £1 each

Issued share capital:	£1 divided into 1 ordinary share of £1

Shareholder and shareholding:	Name	Shares Held

	Marlin Portfolio Holdings Limited	1 ordinary share

	Name	To remain in place following Completion?

Directors:	Martin Dunphy David Page Kenneth Stannard Peter Richardson	No Yes Yes Yes

Secretary:	Tariq Khan	No

Auditors:	Deloitte LLP

Name:	Marlin Europe I Limited

Number:	05948653

Date of registration:	27 September 2006 under Companies Act 1985

Status:	Private company

Place of registration:	England & Wales

Registered Office:	Marlin House, 16-22 Grafton Road, Worthing, West Sussex, BN11 1QP, United Kingdom

Authorised share capital:	£1,000 divided into 1,000 ordinary shares of £1 each

Issued share capital:	£1 divided into 1 ordinary share of £1

Shareholder and shareholding:	Name	Shares Held

	Marlin Portfolio Holdings Limited	1 ordinary share

	Name	To remain in place following Completion?

Directors:	Martin Dunphy David Page Kenneth Stannard Peter Richardson	No Yes Yes Yes

Secretary:	Tariq Khan	No

Auditors:	Deloitte LLP

Name:	Marlin Europe II Limited

Number:	06145019

Date of registration:	8 March 2007 under Companies Act 1985

Status:	Private company

Place of registration:	England & Wales

Registered Office:	Marlin House, 16-22 Grafton Road, Worthing, West Sussex, BN11 1QP, United Kingdom

Authorised share capital:	£1,000 divided into 1,000 ordinary shares of £1 each

Issued share capital:	£1 divided into 1 ordinary share of £1

Shareholder and shareholding:	Name	Shares Held

	Marlin Portfolio Holdings Limited	1 ordinary share

	Name	To remain in place following Completion?

Directors:	Martin Dunphy David Page Kenneth Stannard Peter Richardson	No Yes Yes Yes

Secretary:	Tariq Khan	No

Auditors:	Deloitte LLP

Name:	ME IV Limited

Number:	07256706

Date of registration:	18 May 2010 under Companies Act 2006

Status:	Private company

Place of registration:	England & Wales

Registered Office:	Marlin House, 16-22 Grafton Road, Worthing, West Sussex, BN11 1QP, United Kingdom

Issued share capital:	£1 divided into 1 ordinary share of £1

Shareholder and shareholding:	Name	Shares Held

	Marlin Portfolio Holdings Limited	1 ordinary share

	Name	To remain in place following Completion?

Directors:	Martin Dunphy David Page Kenneth Stannard Peter Richardson	No Yes Yes Yes

Secretary:	Tariq Khan	No

Auditors:	Deloitte LLP

SCHEDULE 3

Part 1

Documents which are to be delivered by the Sellers individually at Completion

1	Transfers in respect of the Shares held by that Seller duly executed by the registered holders thereof in favour of the Buyer or as it may direct.

2	Certificates for the Shares held by that Seller (or indemnities in respect thereof in the agreed form).

3	Transfers in respect of the Loan Notes held by that Seller duly executed by the registered holders thereof in favour of the Buyer or as it may direct.

4	Certificates for the Loan Notes held by that Seller (or indemnities in respect thereof in the agreed form).

5	Irrevocable powers of attorney in the agreed form executed by that Seller to enable the Buyer (during the period prior to the registration of the transfer of the Shares) to exercise all voting and other rights attaching to the Shares.

6	In the case of a Seller that is a body corporate, a certified copy of a board resolution of that Seller in the agreed form authorising the execution and performance by that Seller of its obligations under this Agreement and each of the documents to be executed by that Seller pursuant to this Agreement.

7	Any power of attorney or authority under which any document required to be delivered by that Seller under clause 5.2(a) has been executed.

8	The resignations in the agreed form of each of the Directors and the secretary (if any) of each of the Companies (other than those indicated by a “Yes” in column 2 of Part 1 and Part 2 of Schedule 2, being those requested by the Buyer to remain).

9	Letters from Sirgan Financial and Business Solutions Limited, Peter Richardson, Bluemont Capital Limited and, within seven days following Completion, JB Sinclair Limited and Parchester Limited (which are countersigned by the Company) terminating their respective consultancy arrangements with the Company with effect from Completion and confirming that no further sums remain payable by the Company.

Part 2

Documents which are to be delivered by the Warrantors at Completion

1	Except to the extent they are in the possession of any of the Companies’ financial lenders or banks, certificates for all shares in the Subsidiaries (or indemnities in respect thereof in the agreed form) and duly executed transfers in favour of the Buyer or as it shall direct (to be delivered in the same manner as the Shares) of all such shares not registered in the Company’s name or the name of another Subsidiary.

2	Certified copies of board resolutions of each of the Companies in the agreed form.

3	Any power of attorney or authority under which any document required to be delivered by the Warrantors under clause 5.2(b) has been executed.

Part 3

Documents which are to be delivered by the Buyer at Completion

1	A certified copy of a board resolution of the Buyer in the agreed form authorising the execution and performance by the Buyer of its obligations under this Agreement and each of the documents to be executed by the Buyer pursuant to this Agreement.

2	Any power of attorney or authority under which any document required to be delivered by the Buyer under clause 5.2(c) has been executed.

SCHEDULE 4

Properties

Address	Description	Title number	Current Use	Term and expiry date	Current rent (excluding rates and other costs)	Rent Review Date
16-22 Grafton Road, Worthing, West Sussex BN11 1QP	Four-storey, purpose-built office.	WSX283867	Office	15 year term expiring 28 September 2017	£145,125 per annum	None prior to expiry of lease on 29 September 2017

Curzon Suite, 3 Queen Street, London W1J 5PA	Office	Not applicable (unregistered licence)	Office	Six month term expiring on 3 August 2014 (terminable on 2 months’ notice)	£6,254.82 per month	None

SCHEDULE 5

Warranties

1	Title Warranties

1.1	Title

(a)	The number of Shares set opposite that Seller’s name in Part 1 of Schedule 1 is legally and beneficially owned by that Seller.

(b)	In respect of that Seller, there is no Encumbrance on, over or affecting the Shares registered in its name nor any agreement or commitment to create any such Encumbrance and no claim has been received by such Seller that any person is entitled to any such Encumbrance.

1.2	Capacity

(a)	The Seller has the requisite power and authority to enter into and perform this Agreement and each of the other Transaction Documents.

(b)	This Agreement constitutes valid and legally binding obligations of the Seller. Neither the entry into this Agreement nor the implementation of the transactions contemplated by it will result in:

(i)	if the Seller is a body corporate, a breach of any provision of the memorandum and articles of association of that Seller;

(ii)	a breach of, or give rise to a default under, any contract or other instrument to which that Seller is a party or by which it is bound; or

(iii)	a breach of any applicable laws or regulations or of any order, decree or judgment of any court, governmental agency or regulatory authority applicable to that Seller or any of its assets.

(c)	No consent or approval of, authorisation or order of any court or any governmental, regulatory or other authority which has not been obtained or made at the date of this Agreement is required by that Seller for the execution or implementation of this Agreement.

1.3	Insolvency

(a)	The Seller has not:

(i)	entered into any arrangement or composition for the benefit of its creditors or any of them nor has it (or its agent or nominee) convened a meeting of its creditors;

(ii)	submitted to its creditors or any of them a proposal under Part I Insolvency Act 1986;

(iii)	entered into any arrangement, scheme, compromise, moratorium or composition with any of its creditors (whether under Part I Insolvency Act 1986 or otherwise);

(iv)	made an application to the Court under Part 26 Companies Act 2006 or resolved to make such an application;

(v)	presented a petition for winding up nor has a petition for winding up been presented against it which has not been withdrawn within 14 days, nor has a winding up order been made against it or a provisional liquidator appointed;

(vi)	been the subject of a resolution for voluntary winding up (other than a voluntary winding up while solvent for the purposes of an amalgamation or reconstruction which has the prior written approval of the other party) nor has a meeting of its shareholders been called to consider a resolution for winding up;

(vii)	had an administrative receiver or receiver appointed in respect of all or any of its assets or the assets of any guarantor; or

(viii)	had a written demand for the payment of sums due served upon it in accordance with section 123(1)(a) Insolvency Act 1986 which has not been settled or disputed,

and no event analogous to any of the foregoing has occurred in relation to the Seller in or outside England.

(b)	The Seller is not:

(i)	the subject of an interim order under Schedule 1B Insolvency Act 1986 nor has it made an application to Court for such an order;

(ii)	the subject of an administration order, nor has a resolution been passed by the Directors or shareholders for the presentation of a petition for such an order nor has a petition for such an order been presented or come into force; or

(iii)	subject to a resolution passed by the Directors or the shareholders for notice of appointment of an administrator to be filed with the Court, nor has a notice of appointment of an administrator been filed with the Court by the holder of a floating charge or by the Company or its Directors.

(c)	The Seller is not:

(i)	subject to any order, decree or judgment of any court, governmental agency or regulatory authority which is still in force; nor

(ii)	a party to any litigation, arbitration or administrative proceedings which are in progress or threatened or pending by or against or concerning it or any of its assets; nor

(iii)	the subject of any governmental, regulatory or official investigation or enquiry which is in progress or threatened or pending,

which in each case has or could have a material adverse effect on the Seller’s ability to execute, deliver and perform its obligations under this Agreement.

2	The Shares

2.1	The Shares constitute the whole of the issued and allotted share capital of the Company, have been validly allotted and issued and are fully paid or credited as fully paid.

2.2	The number of shares in each of the Subsidiaries set out in Schedule 2 comprise the whole of the issued and allotted share capital of the Subsidiaries and all of them have been validly allotted and issued and are issued fully paid or credited as fully paid.

2.3	There are no contracts, agreements or arrangements outstanding which call for the allotment, issue or transfer of, or accord to any person the right to call for the allotment, issue or transfer of, the Shares, or any other shares, or any debentures in or securities of any of the Companies.

3	The Company and the Subsidiaries

3.1	Each of the Companies is duly incorporated and validly existing under the laws of the jurisdiction in which it is incorporated.

3.2	The Subsidiaries are the only subsidiaries of the Company and the Company does not have any subsidiary or any associate (being a company which falls to be treated as such for the purposes of FRS 9) other than the Subsidiaries.

3.3	Each of the Subsidiaries is wholly owned (directly or indirectly) by the Company.

3.4	With the exception of the Subsidiaries, none of the Companies owns (and has never entered into legally binding obligations that are still valid to own) any shares or debentures in the capital of, nor does any of the Companies have (nor has any of the Companies ever entered into legally binding obligations that are still valid to have) any beneficial interest in, any other company or business organisation, nor does any of the Companies control or take part in (nor has any of the Companies ever entered into legally binding obligations that are still valid to control or take part in) the management of any other company or business organisation.

3.5	None of the Companies has in the last three years:

(a)	repaid, redeemed or purchased or agreed to repay, redeem or purchase any securities or shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class thereof;

(b)	issued or agreed or resolved to issue securities or shares of any class otherwise than for cash;

(c)	capitalised or agreed to capitalise in the form of shares, debentures or any other securities or in paying up any amounts unpaid on any shares, debentures or other securities any profits or reserves of any class or description or passed or agreed to pass any resolutions to do so;

(d)	received a distribution from any Subsidiary in contravention of the provisions of the Companies Acts 1985 to 2006; or

(e)	declared, paid or made a dividend or other distribution otherwise than in accordance with its articles of association and the applicable provisions of the Companies Acts 1985 to 2006.

3.6	None of the Companies is party to any joint venture, consortium, partnership or profit sharing agreement.

3.7	None of the Companies is under any liability (contingent or otherwise) in respect of any obligations or liabilities of any body corporate that was before (but not at) the date of this Agreement a subsidiary undertaking of that Group Company.

3.8	No person is entitled to receive from any of the Companies any finder’s fee, brokerage or other commission in connection with the sale and purchase of the Shares.

4	Arrangements with the Sellers

4.1	At the date of this Agreement, there are not currently outstanding, any contracts, agreements or arrangements to which any of the Companies is a party and in which any Seller or any director or shareholder of the Company or any of their respective Connected Persons is interested.

For the purposes of this warranty a person shall be deemed to be interested in a contract if, were he a director of the Company or Subsidiary (as applicable), he would be interested in that contract for the purposes of section 177 Companies Act 2006.

4.2	No assets owned by or facilities provided by any Seller are required to enable the Business to be carried on in the same manner, with the same scope, to the same extent and on the same basis as the Business is carried on at the date of this Agreement.

5	Effects of transaction

5.1	As a result of the acquisition of the Shares by the Buyer and/or compliance with the terms of this Agreement or any other Transaction Document:

(a)	no counterparty to a Warranted Contract will be entitled to terminate that Warranted Contract;

(b)	no officer or senior Employee (being a person in receipt of remuneration in excess of £90,000 per annum) of any of the Companies will become entitled to any payment or benefit or be entitled to treat himself as redundant or otherwise dismissed or released from any obligation; and

(c)	no licence, consent or other permission or approval required for or in connection with the carrying on of the Business will terminate, be revoked or become capable of termination or revocation,

and the Warrantor has not been informed in writing that any person who now has business dealings with any of the Companies would cease to do so from and after Completion.

5.2	The execution by the Seller of this Agreement:

(a)	will not constitute a breach of the memorandum or articles of association of any of the Companies; or

(b)	will not result in the creation, imposition, crystallisation or enforcement of any Encumbrance on, over or affecting any of the assets of any of the Companies.

5.3	The Relevant Net Debt of the Company and each of its Restricted Subsidiaries (each as defined in the Bond) does not exceed an amount equal to 50% of ERC at Completion.

6	Accounts

6.1	The Accounts have been prepared and audited in accordance with the Accounts Standards and give a true and fair view of the state of affairs of the Companies at the Accounts Date and of the profits and losses for the period covered by the Accounts.

6.2	The Accounts apply bases and policies of accounting which have been consistently applied in the audited consolidated financial statements of the Companies for the prior accounting reference period.

6.3	All accounts, books, ledgers, financial and other records of whatsoever kind of each of the Companies which that company is required to maintain by applicable law are in the possession or under the control of the Company or a Subsidiary.

6.4	The Management Accounts have been properly prepared in good faith and with such care as is reasonable for the preparation of unaudited management accounts.

6.5	The Locked Box Accounts, the March Management Accounts and the June Management Accounts were in each case prepared in all material respects in accordance with the Accounting Standards Board’s Reporting Statement of Half Yearly Financial Reports.

6.6	ERC as at the Locked Box Date was calculated in accordance with the collection “scorecard” as in use by the Companies as at the Locked Box Date.

7	Events since the Accounts Date

Since the Accounts Date:

(a)	there has been no change in the issued share or loan capital of any of the Companies or in the legal or beneficial ownership of any of the Companies;

(b)	no dividend or other distribution (whether in cash, stock or in kind) has been declared, authorised, paid or made, by the Company (except for any dividends provided for in the Accounts);

(c)	no resolution of any of the Companies in general meeting has been passed other than resolutions relating to ordinary business at annual general meetings;

(d)	the business of each of the Companies has been carried on in the ordinary course consistent with past practice and so as to maintain it as a going concern without any interruption in its nature, scope or manner;

(e)	none of the Companies has acquired or disposed of or agreed to acquire or dispose of any business or any asset (other than trading stock in the ordinary course of business), interest in any share, debenture or security of any company, or undertaking; and

(f)	other than normal course pay rises and bonuses consistent with the Company’s previous practice, no change has been made in the emoluments or other terms of employment of any of the Employees who are in receipt of remuneration in excess of £90,000 per annum or of any of the Directors and the Company has not paid any bonus or special remuneration to any such Employee or any Director.

8	Events since the Locked Box Date

Since the Locked Box Date:

(a)	there has been no material deterioration in the financial or trading position, profitability or turnover of the Companies;

(b)	there has been no event or occurrence (including the loss of any customer or supplier) which has had a material adverse effect on the Companies’ respective businesses or their value or profitability;

(c)	none of the Companies has assumed or incurred, or agreed to assume or incur, any commitment for any individual item of investment or capital expenditure:

(i)	otherwise than in the ordinary and usual course of trading; or

(ii)	involving an amount in excess of £100,000;

(d)	none of the Companies has repaid any sum in the nature of borrowings in advance of any due date or made any loan (except in the ordinary course of business and excluding in each case borrowings from or loans to another of the Companies) or agreed to do so; and

(e)	none of the Companies has borrowed or raised any money or taken any form of financial facility (whether pursuant to a factoring arrangement or otherwise) or incurred any other indebtedness except under the Facility Agreement, by way of trade credit in the ordinary course of business, from or to another of the Companies, under the Loan Notes or under the Bond.

9	Employees

9.1	The Disclosure Letter contains copies of the following:

(a)	all directors’ service agreements, terms of appointment or employment and service agreements, terms of appointment or employment for any other Employees earning a basic salary in excess of £90,000 per annum;

(b)	examples of all pro-forma contracts of employment and statements of terms and conditions for all Employees;

(c)	staff/employee handbook and any other benefits, procedures, schemes or policies relating to Employees; and

(d)	all employee bonus schemes, profit share schemes, share schemes, share option schemes, commission schemes or arrangements, phantom share option schemes or stock appreciation rights and any other employee incentive scheme now in force, whether legally binding on any of the Companies or not.

9.2	The details contained in document 11.1 of the Disclosure Documents in relation to employees of the Companies are true and accurate in all material respects.

9.3	As at the date of this Agreement, there are no other individuals employed by any of the Companies and none of the Companies has made any offer of employment or engagement to any individual with a basic salary in excess of £90,000 per annum which has been accepted or which remains capable of acceptance.

9.4	All Employees and Workers are employed or engaged under/on terms not materially different from the terms and documents disclosed.

9.5	No Employee or Worker earning a basic salary in excess of £90,000 per annum has ceased to be an employee of or terminated his appointment with any of the Companies for any reason nor given notice terminating his contract of employment, service agreement or terms of engagement, nor has any of the Companies terminated or given notice of termination to any such Employee.

9.6	Except as set out in the Disclosure Letter, all contracts of service or for services with Employees and Workers can be terminated by three months’ notice or less without giving rise to compensation (other than statutory compensation, if applicable).

9.7	None of the Companies has any obligation to make any payment on the redundancy of any Employee in excess of the statutory redundancy payment, and has not, in the two years preceding Completion, operated any discretionary practice of making any such excess payments to any of its employees. None of the Companies has any obligation to follow any additional contractual redundancy procedure.

9.8	The rate of remuneration and benefits provided to the Employees and Workers is the same as that in force at the last Accounts Date. There is no outstanding offer or commitment (whether legally binding or not), nor is there any planned in the next year, to review, alter and/or improve the terms and conditions, remuneration or benefits of any Employee or Worker, including, without limitation in relation to any bonus or incentive scheme.

9.9	During the period of six months prior to the date of this Agreement, no payment has been made by any of the Companies to any Employee or Worker or former Employee or Worker or to their dependants or relatives which is in excess of that person’s entitlements under their terms of employment or appointment.

9.10	None of the Companies has any agreement or arrangement with, is party to any negotiations with or recognises a trade union, works council, staff association or other body representing any of its employees.

9.11	Summary particulars of the terms of engagement of all Workers are set out in the Disclosure Letter.

9.12	There is no:

(a)	outstanding or threatened claim by or on behalf of any person who is now or has been an employee of any of the Companies or was engaged by or supplied to any of the Companies as a Worker; or

(b)	dispute with any of such persons and no compensation is due to any such persons under the Employment Rights Act 1996.

9.13	There are no current disciplinary procedures (including, without limitation, any grievance or disciplinary appeals), or litigation, relating to any Employee or Worker or former employee or Worker.

9.14	There are no terms of employment or engagement for any Employee or Worker, nor any agreement or arrangement between any of the Companies and any Employee or Worker, which provide that a change of control of the Company will entitle him to any payment or benefit (whether current or contingent), to treat himself as redundant or otherwise dismissed, or released from any obligation.

9.15	There is no person employed by any of the Companies at the date of this Agreement who does not have the right to work in the UK.

9.16	Full details of all Employees who are absent from work for any reason other than paid annual holiday and/or maternity or paternity leave and/or who are absent due to ill-health and have been for more than four weeks are set out in the Disclosure Letter (including details of any individual entitled to receive payment under any sickness or disability or permanent health insurance scheme).

9.17	The Companies have not entered into any material outsourcing agreements with any third party service provider upon the termination of which the Transfer of Undertakings (Protection of Employment) Regulations 2006 may apply.

10	Trading arrangements

10.1	None of the Companies has any outstanding capital commitments which exceed £100,000.

10.2	None of the Companies is a party to any contract, arrangement or commitment which:

(a)	was entered into otherwise than on an arm’s length basis or otherwise than in the ordinary course of business; or

(b)	is incapable of termination in accordance with its terms by the Company or the relevant Subsidiary on 12 months’ notice or less.

10.3	Full and complete copies of all Warranted Contracts are included in the Disclosure Documents.

10.4	None of the Companies has received written notice disputing the validity or enforceability of any Warranted Contract. None of the Companies is in material breach of any Key Contract and no other party to any Key Contract is in material breach of it.

10.5	No party to a Warranted Contract has:

(a)	given written notice that it intends to terminate such Warranted Contract; or

(b)	terminated such Warranted Contract.

10.6	There is no subsisting breach of any Key Debt Purchase Agreement that has had a material adverse effect on the entitlement of any of the Companies to recover the receivables, taken as a whole, that are the subject of the debt portfolio acquired pursuant to that Key Debt Purchase Agreement.

10.7	None of the Companies trades under any name other than its corporate name (and any previous registered corporate names) and no action has been taken against any of the Companies under Chapter 3 or Chapter 4 of Part 5 Companies Act 2006 or section 28 Companies Act 1985 (where applicable).

10.8	None of the Companies has delegated any powers under a power of attorney which remains in effect and no person has authority (express, implied or ostensible) to enter into any contract or commitment or to do anything on behalf of any of the Companies (other than any ostensible or implied authorities to directors or Employees and Workers to enter into routine contracts in the normal course of their duties).

10.9	Apart from the Key Contracts, in the opinion of the Warrantor there are no other contracts relating to the Business:

(c)	the termination of which would or would be likely to result in a Material Adverse Effect; and

(d)	which would not be readily capable of replacement without the incurrence by any of the Companies of material additional time, cost or expense.

10.10	All costs incurred by or for the benefit of any of the Companies have been fully charged to the Company or the relevant Subsidiary and not borne in whole or in part by any Seller or any Connected Person of any Seller.

10.11	None of the Companies is a party to or subject to any agreement, transaction, obligation, commitment, understanding, arrangement or liability (other than with or to another of the Companies) which:

(a)	is a Warranted Contract which the Warrantors believe cannot readily be fulfilled or performed by any of the Companies on time; or

(b)	is dependent on the guarantee or covenant of or security provided by any Seller or any Connected Person of a Seller (other than, in the case of its assets, the title and supporting covenants given to the Company or the relevant Subsidiary on acquisition); or

(c)	in any way restricts the Companies’ freedom to carry on the whole or any part of their respective businesses in the United Kingdom or any other jurisdiction where the breach by any of the Companies of such restriction would or would be likely to cause the Company or the relevant Subsidiary to become liable for a claim in damages of £500,000 or more; or

(d)	is a contract for the sale of shares or assets comprising a business undertaking, other than for the avoidance of doubt any Debt Purchase Agreement, under which any of the Companies still has a remaining liability or obligation.

11	Licences to operate

11.1	All statutory, municipal, governmental, court and other requirements necessary for the purposes of the formation, continuance in existence, creation and issue of securities, management, property or operations of each of the Companies have been obtained and materially complied with at all times.

11.2	All Companies have at all times maintained and have now in place all licences, consents and other permissions and approvals required for the carrying on of the Business as at Completion and such licences are listed in the Disclosure Letter and are in full force and effect. All reports, returns and information required by law or as a condition of any licence, consent, permit or approval to be made or given to any person or authority in connection with the Business have been made or given to the appropriate person or authority and there is no circumstance which indicates that any such licence, consent, permission or approval is likely to or may be suspended, revoked or its renewal refused.

12	Compliance with Laws

12.1	Each of the Companies has conducted its business in all material respects in accordance with all applicable Laws and administrative requirements in each jurisdiction where it has an establishment or conducts any business, including for the avoidance of doubt the Consumer Credit Act 1974, the Data Protection Act 1998, the Privacy and Electronic Communications Regulations (EC Directive) Regulations and all applicable employment Laws.

12.2	There have been disclosed to the Buyer copies of all material correspondence with any Authority relating to any of the Companies, including any correspondence concerning potential or actual breaches of applicable law or regulation, details of any formal or informal reviews, supervisory visits, enquiries, audits or actions, reports or inspections.

12.3	The customer complaints log contains details of all customer complaints (including of all outstanding customer complaints) that have been made against any of the Companies in connection with its business and are recordable in accordance with the FCA DISP rules during the last 2 years.

12.4	None of the Companies has at any time received any written notice alleging that:

(e)	it has committed and is liable for any criminal, illegal, unlawful, ultra vires or unauthorised act or breach of statutory duty; or

(f)	it has violated, or defaulted with respect to, any Laws.

12.5	No officer or senior manager of any of the Companies has committed any crime (other than minor traffic offences).

12.6	None of the Companies has at any time received written notification that any investigation, inquiry or proceeding is being or has been conducted by any Authority in respect of the affairs of the Company.

12.7	The information and material disclosed by the Warrantors in respect of investigations by any Regulatory Authority into the activities of any of the Companies comprises all information and material they reasonably considered necessary to disclose about such investigations to the Regulatory Authority in respect of such investigations.

12.8	No requests have been received by any of the Companies from data subjects for access to their personal data nor have any claims or complaints been made or concerns raised by such persons in respect of such data under any data protection legislation and no notices have been served on any of the Companies by any data protection authority, including the Information Commissioner, and no fact or circumstance exists which might give rise to any such complaint, concern or notice.

13	Litigation

13.1	None of the Companies nor any person for whose acts or defaults any of the Companies may be vicariously liable in respect of such proceeding is at present engaged or otherwise involved whether as claimant, defendant, CPR Part 20 claimant, CPR Part 20 defendant (third party claimant/defendant), or otherwise in any action or proceeding (whether civil or criminal), arbitration or mediation (whether formal or informal), investigation or inquiry of any government or regulatory body which is in progress, or is threatened, or is pending, other than any matter in which any of the Companies is a claimant in the collection of debts arising in the ordinary course of business.

13.2	None of the Companies has at any time received notice in writing of:

(a)	any actual, pending or threatened governmental (or quasi-governmental), regulatory (or quasi-regulatory) investigation or inquiry, whether formal or otherwise, in relation to any of the Companies or their respective businesses; or

(b)	any claim in damages connected with any of the Companies (whether liquidated or unliquidated), or of an injunction or other order or an application for such an injunction or other order, either as a party or non-party to proceedings, arbitration, investigation, inquiry or other action, formal or otherwise, which is connected with any of the Companies.

13.3	No form of execution, or other form of enforcement process, ancillary to, or in connection with, any action, proceedings, arbitration, mediation, claim, injunction, order, application, investigation, inquiry or prosecution (wherever such matters may be sited in the world) has been made against any of the Companies or their respective assets, or are pending against any of the Companies or their respective assets and none of the Companies has received notice of the same.

13.4	There is no judgment, award, order, decree or decision of any Authority outstanding or pending against any of the Companies or their respective assets, nor against any person for whose acts any of the Companies is vicariously liable by reference to that judgment, award, order, decree or decision.

14	Insurance

14.1	The Disclosure Documents set out a list of all material terms of each of the Policies.

14.2	All premiums which are due under the Policies have been paid in full.

14.3	The Company is not in receipt of any written notice that the Policies are not in full force and effect or void or voidable. There are no circumstances which might lead to any liability under any of the Policies being avoided by the insurers or the premiums being increased.

14.4	No claim has been made in the last 24 months and no claim is outstanding either by the insurer or the insured under any of the Policies.

14.5	None of the Companies has in the last 3 years been refused insurance in respect of any risk against which it is normal or prudent to insure.

15	Assets

15.1	All the assets and property used or held by any of the Companies for the purposes of carrying on the Business are its absolute property, legally and beneficially owned by the Companies and in its possession and control and none is the subject of any Encumbrance (excepting any lien arising by operation of law in the ordinary course of trading) or, save as disclosed in the Disclosure Documents, the subject of any leasing, hire, hire-purchase, retention of title, conditional sale or credit sale agreement.

15.2	There are disclosed in the Disclosure Documents a copy of the terms upon which the Company or the relevant Subsidiary uses those assets and property (including but not limited to the Motor Vehicles) which are subject to leasing, hire, hire-purchase, conditional sale or credit sale agreement terms.

15.3	There are no leasing, hire, hire-purchase, conditional sale or credit sale agreements to which any of the Companies is party that cannot be terminated with immediate effect on the payment by the Company or the relevant Subsidiary of £5,000 or less to the counterparty.

15.4	None of the Companies has provided any of its assets or property to any third party on lease, hire, hire-purchase, conditional sale or credit sale agreement terms.

16	Intellectual Property and related warranties

16.1	All Intellectual Property and ICT Infrastructure which is necessary for the purpose of carrying on the Business in all material respects as is currently carried on is (or, where appropriate in the case of pending applications, will be) owned by, or licensed to, the Company or a Subsidiary. None of such Intellectual Property or ICT Infrastructure is subject to any Encumbrance.

16.2	Details of all registered Intellectual Property in respect of which any of the Companies is the registered owner or applicant for registration and all material ICT Infrastructure which is used by the Business are set out in the Disclosure Documents.

16.3	None of the Companies has received written notice (that is still valid) that any of the Companies are in breach of any IP Agreement or ICT Agreement or that any other party to such agreements are in breach of any such IP Agreement or ICT Agreement.

16.4	So far as the Warrantor is aware, there have not been any disputes relating to or arising out of any of the IP Agreements or ICT Agreements.

16.5	So far as the Warrantor is aware, neither the Business IP nor the ICT Infrastructure (in particular the database of individuals’ credit worthiness/risk):

(a)	infringe the database rights or copyright of; or

(b)	breach the terms of the agreements with,

any of the credit reference agencies or third party suppliers that any of the Companies have used to obtain data about, or concerning, individuals or classes of individuals who/which form the subject of the Companies’ databases.

16.6	So far as the Warrantor is aware, no third party is infringing, in any material respect, any Intellectual Property owned by any of the Companies.

16.7	So far as the Warrantor is aware, none of the Companies has received written notice that it is infringing the Intellectual Property of any other person.

16.8	There has been no failure or breakdown in the last twelve months prior to the date of this Agreement of the ICT Infrastructure which has caused any material disruption to the Business.

16.9	All Business IP created for the Company has been created by an employee of the Companies acting within the course of his employment or a third party bound by an agreement vesting ownership in the Companies resulting in ownership of that Business IP vesting in the Company.

16.10	No Confidential Information has been disclosed or permitted to be disclosed to any person (except in the ordinary and normal course of business and/or under an obligation of confidence).

16.11	Any software written, developed or customised specifically for (or in partnership, collaboration or co-operation with) any of the Companies and which is material to the Business is either owned by the Company or a Subsidiary or used by the Companies under a valid subsisting licence included in the Disclosure Documents.

17	The Properties

17.1	The particulars of the Properties set out in Schedule 4 are true, accurate and correct. With the exception of the Properties, the Companies do not own, use or occupy any other land or buildings whether under a licence or otherwise nor do they have any liabilities (actual or contingent) arising in respect of any immovable property (other than the Properties).

17.2	The owner of each of the Properties is solely legally and beneficially entitled to each such Property.

17.3	Each of the Properties is held free from any right to acquire, option or right of pre-emption in favour of a third party.

17.4	None of the Properties or any part thereof is affected by any of the following matters:

(a)	any outstanding dispute, notice or complaint; or

(b)	any outgoings except uniform business rates and water rates and rent and service and insurance charges under the leases or licences under which they are occupied.

17.5	All covenants, obligations (including statutory obligations), restrictions and conditions affecting the Property or the Company as lessee have been observed and performed in all material respects and all rents, licence fees and other outgoings (including rates) have been duly paid.

17.6	There is no rent review outstanding or exercisable by a landlord with effect from a date prior to the date of this Agreement.

18	Health and safety

None of the Companies has received notice of any actual, pending or threatened actions by regulatory authorities or third parties in respect of any alleged non-compliance with or liability under any Health and Safety Law.

19	Taxation and tax returns

Except where specified otherwise, the Tax Warranties in this paragraph 19 apply to each of the Subsidiaries as well as to the Company as well as to the Company as if references to the “Company” included a corresponding reference to the Subsidiaries (and each of them severally).

19.1	Accounts

All actual Taxation liabilities of the Company which are ascertainable in financial amount in respect of its income, profits or gains earned or received on or before the Locked Box Date are provided for or noted in the Locked Box Accounts.

19.2	Tax returns

The Company has within the required period duly and properly made, given or delivered to the appropriate Taxing Authority all information, returns, notices, accounts and computations which it was required to have made, given or delivered for the purposes of Taxation (including employment-related benefits) and all such information, returns, notices, accounts and computations supplied are complete and accurate in all material respects and have been made on a consistent basis.

19.3	Tax records

The Company has maintained all records as are required to be maintained by it for Taxation purposes.

19.4	Disputes

There is no dispute outstanding with any Taxing Authority and the Company has not in the previous three years been the subject of any review, audit or investigation (other than routine enquiries of a minor nature following the submission of computations and returns) by any Taxing Authority and there is no fact or circumstance which might give rise to any such dispute, question, review, audit or investigation.

19.5	Calculation of tax liabilities

The Company has sufficient records and information to enable it to determine its liability to Taxation.

19.6	Corporation Tax Instalment Payments

(a)	The Company is liable to pay corporation tax in quarterly instalments.

(b)	The Disclosure Letter contains details of any arrangements entered into which affect the Company and which permit the payment of corporation tax on a group basis.

19.7	Dispensations and special arrangements

The Disclosure Letter contains details of any dispensation or other special arrangement relating to Taxation which has been granted to the Company by any Taxing Authority or has been made between the Company and any Taxing Authority and which are currently in force or otherwise relied upon.

19.8	Tax clearances

All Taxation clearances and consents obtained by the Company from any Taxing Authority were obtained after complete and accurate disclosure of all material facts and considerations.

19.9	Payments under deduction of Taxation

The Company has deducted or withheld all Taxation required to be deducted or withheld from or made by the Company and the Company has duly and punctually complied with any obligation to account for any such Taxation deducted or withheld to the appropriate Taxing Authority.

19.10	Residence

The Company:

(a)	is and always has been resident in the United Kingdom, and is not and never has been resident for any purpose in any other country;

(b)	has no permanent establishment or place of business outside the United Kingdom; and

(c)	is not within the charge to Taxation of any nation, country, state or other political division outside the United Kingdom.

19.11	Groups and consortia

The Company is not, nor has it been during any accounting period ended within six years prior to the date of this Agreement, a member of a group of companies or a consortium for any Taxation purpose other than in a group consisting of the Companies.

19.12	VAT

(a)	The Company is registered for VAT.

(b)	The Company has not at any time been treated as a member or a representative member of a group of companies for the purposes of VAT.

(c)	Details of any items owned by the Company which are subject to the capital goods scheme are set out in the Disclosure Letter.

19.13	Stamp Duty, Stamp Duty Land Tax and Stamp Duty Reserve Tax

All documents to which any of the Companies are a party or which form part of any of the Companies’ title to any asset owned or possessed by it or which the relevant Company may need to enforce or produce in evidence in the courts of the United Kingdom have been duly stamped and (where appropriate) adjudicated.

20	Pensions

20.1	Save for the GPP, there is not in operation as at the date of this Agreement, and there has not been in operation at any time prior to the date of this Agreement, and no proposal has been announced by any of the Companies to enter into or establish, any agreement, arrangement, custom or practice (whether or not legally enforceable) for the payment by any of the Companies of, or payment by any of the Companies of a contribution towards, a pension, allowance, lump sum or other similar benefit on retirement, death, termination of employment (whether voluntary or not) or during periods of sickness or disablement (whether during service or after retirement) for the benefit of a Pensionable Employee or a Pensionable Employee’s dependants (including his or her spouse).

20.2	No amount due in respect of the GPP from the Company is unpaid and the Disclosure Letter contains a statement of the basis on which the Company has undertaken to contribute to the GPP.

20.3	No assurance, promise or guarantee (oral or written) has been made or given by any of the Companies to any individual of a particular level or amount of benefits to be provided for or in respect of him under the GPP on retirement, death or leaving employment.

20.4	None of the Companies is or has been associated or connected with an employer (as a result of any of the Warrantors also being a director of such an employer) of an occupational pension scheme which is not a money purchase scheme (as such terms are defined in the Pensions Schemes Act 1993 (as prospectively amended by section 29 of the Pensions Act 2011) but including any such schemes administered within the EEA).

20.5	None of the Companies nor any of the Warrantors is engaged or involved in any proceedings which relate to or are in connection with the GPP or the benefits under it and no such proceedings are pending or threatened and there are no facts likely to give rise to any such proceedings. In this paragraph 20.4 “proceedings” includes any litigation or arbitration and also includes any investigation or determination by the Pensions Ombudsman, The Pensions Advisory Service, the Pensions Regulator or the Financial Conduct Authority.

20.6	No Pensionable Employee has any right to any benefits arising as a result of a transfer of their employment to any of the Companies under either the Transfer of Undertakings (Protection of Employment) Regulations 1981 or the Transfer of Undertakings (Protection of Employment) Regulations 2006.

21	Bank accounts, borrowings and lendings

21.1	Details of all bank accounts maintained by the Companies and the limits on the Companies’ bank overdraft facilities are accurately set out in the Disclosure Documents and the total amount borrowed by the Companies from their bankers does not exceed their agreed overdraft facilities.

21.2	The total amount borrowed by each of the Companies does not exceed any limitation on its borrowing powers or the provision of guarantees contained in its articles of association, or in any debenture or other deed or document binding on it.

21.3	Full and accurate details of all indebtedness outstanding, available to or entered into by the Companies (including the Finance Arrangements but excluding loans between the Companies) are given in the Disclosure Letter, except in relation to miscellaneous items not having a value exceeding £250,000 in aggregate, and all such indebtedness, together with loans between the Companies, are permitted to subsist under the terms of the Finance Arrangements.

21.4	None of the Companies has received written notice that there has been an Event of Default under (and as defined in any document relating to) the Finance Arrangements and no event has occurred or circumstance arisen which is likely (whether or not with the giving of notice and/or the passage of time and/or the fulfilment of any other requirement) constitute an “Event of Default” under (and as defined in any documents relating to) the Finance Arrangements.

21.5	None of the transactions contemplated by this this Agreement would (whether or not with the giving of notice and/or the passage of time and/or the fulfilment of any other requirement) constitute an “Event of Default” under (and as defined in any documents relating to) the Finance Arrangements.

21.6	None of the Companies has outstanding, nor has it agreed to create or issue, any loan capital, nor has it factored any of its debts, or engaged in financing of a type which would not require to be shown or reflected in the Accounts, or borrowed any money which it has not repaid, except for borrowings not exceeding the amounts shown in the Locked Box Accounts.

21.7	Other than in the ordinary course of business, none of the Companies has lent any money which has not been repaid, other than debts which have arisen in the ordinary course of business.

21.8	In relation to the Finance Arrangements:

(a)	there are included in the Disclosure Documents full and complete copies of all documents relating to the Finance Arrangements; and

(b)	none of the Companies is in receipt of any written notice asserting its breach of any material term of the Finance Arrangements.

21.9	None of the Companies has, by reason of its default, become bound, and no person has become entitled (or with the giving of notice and/or the issue of a certificate will become entitled) to require it, to repay prior to its stipulated due date any loan capital or other debenture, redeemable preference share capital or borrowed money and no notice has been received by any of the Companies since the Accounts Date of such liability having arisen for any other reason.

21.10	None of the Companies has any liability or contingent liability under any guarantee, indemnity or other agreement to secure or incur a financial or other obligation relating to the failure of another person (other than another of the Companies) to perform its obligations.

21.11	No part of the borrowings, or indebtedness in the nature of borrowings, of any of the Companies is dependent on the guarantee or indemnity of, or security provided by, another person (other than another of the Companies). None of the Key Contracts is dependent on the guarantee or indemnity of, or security provided by, another person (other than another of the Companies).

21.12	No steps have been taken to enforce any Encumbrance or other security interests over any assets of any of the Companies or over any share capital of any of the Companies, none of the Companies has received notice that an event has occurred which has given rise to the right to enforce any such Encumbrance or other security interests and no such event has occurred which could reasonably be expected to result in the receipt by any of the Companies of such a notice, where:

(a)	such steps, enforcement or right could reasonably be expected to give rise to any default under the Facilities after Completion; or

(b)	such steps, enforcement or right could reasonably be expected to have a material adverse effect upon the day-to-day operations of the Business.

22	Grants and allowances

None of the Companies has received any investment grant or any other grant or loan from any governmental department or agency or any local or other authority by virtue of any statute.

23	Insolvency

23.1	None of the Companies has:

(a)	entered into any arrangement or composition for the benefit of its creditors or any of them nor has it (or its agent or nominee) convened a meeting of its creditors;

(b)	submitted to its creditors or any of them a proposal under Part I Insolvency Act 1986;

(c)	entered into any arrangement, scheme, compromise, moratorium or composition with any of its creditors (whether under Part I Insolvency Act 1986 or otherwise);

(d)	made an application to the Court under section 425 Companies Act 1985 or Part 26 Companies Act 2006 or resolved to make such an application;

(e)	presented a petition for winding up nor has a petition for winding up been presented against it which has not been withdrawn within 7 days, nor has a winding up order been made against it or a provisional liquidator appointed;

(f)	been the subject of a resolution for voluntary winding up (other than a voluntary winding up while solvent for the purposes of an amalgamation or reconstruction which has the prior written approval of the other party) nor has a meeting of its shareholders been called to consider a resolution for winding up;

(g)	had an administrative receiver or receiver appointed in respect of all or any of its assets or the assets of any guarantor; or

(h)	had a written demand for the payment of sums due served upon it in accordance with section 123(1)(a) Insolvency Act 1986 which has not been settled or disputed,

and no event analogous to any of the foregoing has occurred in relation to any of the Companies in or outside England.

23.2	None of the Companies is:

(a)	the subject of an interim order pursuant to Schedule A1 Insolvency Act 1986 nor has it made an application to Court for such an order;

(b)	the subject of an administration order, nor has a resolution been passed by the Directors or shareholders for the presentation of an application for such an order nor has an application for such an order been presented or come into force; or

(c)	subject to a resolution passed by the Directors or the shareholders for notice of intention to appoint an administrator or notice of appointment of an administrator to be filed with the Court, nor has a notice of intention to appoint an administrator or notice of appointment of an administrator been filed with the Court by the holder of a qualifying floating charge, by any of the Companies or its Directors.

23.3	None of the Companies has suffered any distress, attachment or execution to be levied on or in respect of any of its assets nor is it insolvent on a cashflow basis or unable to pay its debts as and when they fall due (as such expression is defined in either sub-section (1)(e) or sub-section (2) of section 123 Insolvency Act 1986) (omitting the words “proved to the satisfaction of the court”).

24	Competition, anti-trust and cartels

24.1	The Company is not a party to any agreement, arrangement, concerted practice or course of conduct which would amount to an infringement of any of the Chapter I or Chapter II prohibitions in the Competition Act 1998, section 188 of the Enterprise Act 2002, Article 101 or 102 of the Treaty on the Functioning of the European Union, or EC Regulation 139/2004.

24.2	The Company has not received any process, notice or other communication by or on behalf of the OFT, the Department for Business, Innovation & Skills, the Competition Commission, the European Commission, the EFTA Surveillance Authority or the Serious Fraud Office.

SCHEDULE 6

Buyer Warranties

1	The Buyer is a company duly incorporated and validly existing under the laws of England and has the requisite power and authority to enter into and perform this Agreement and each of the other Transaction Documents.

2	This Agreement constitutes valid and legally binding obligations of the Buyer. Neither the entry into this Agreement nor the implementation of the transactions contemplated by it will result in:

(a)	a breach of any provision of the memorandum and articles of association of the Buyer;

(b)	a breach of, or give rise to a default under, any contract or other instrument to which the Buyer is a party or by which it is bound; or

(c)	a breach of any applicable laws or regulations or of any order, decree or judgment of any court, governmental agency or regulatory authority applicable to the Buyer or any of its assets.

3	No consent or approval of, authorisation or order of any court or any governmental, regulatory or other authority which has not been obtained or made at the date of this Agreement is required by the Buyer for the execution or implementation of this Agreement.

4	The Buyer is not aware at the date of this Agreement of any fact, matter or circumstance (other than any fact, matter or circumstance that has been fairly disclosed in accordance with clause 6.2(a)) which the Buyer is aware would entitle it to make a Claim following Completion. For the purposes of this paragraph, the Buyer shall be deemed to be aware of all facts, matters and circumstances within the knowledge of any of the Buyer Specified Individuals, in each case having read the specific disclosures set out in the Disclosure Letter and the documents referred to in these specific disclosures and made reasonable enquiry of each other Buyer Specified Individual.

5	The Buyer has not:

(a)	entered into any arrangement or composition for the benefit of its creditors or any of them nor has it (or its agent or nominee) convened a meeting of its creditors;

(b)	submitted to its creditors or any of them a proposal under Part I Insolvency Act 1986;

(c)	entered into any arrangement, scheme, compromise, moratorium or composition with any of its creditors (whether under Part I Insolvency Act 1986 or otherwise);

(d)	made an application to the Court under Part 26 Companies Act 2006 or resolved to make such an application;

(e)	presented a petition for winding up nor has a petition for winding up been presented against it which has not been withdrawn within 14 days, nor has a winding up order been made against it or a provisional liquidator appointed;

(f)	been the subject of a resolution for voluntary winding up (other than a voluntary winding up while solvent for the purposes of an amalgamation or reconstruction which has the prior written approval of the other party) nor has a meeting of its shareholders been called to consider a resolution for winding up;

(g)	had an administrative receiver or receiver appointed in respect of all or any of its assets or the assets of any guarantor; or

(h)	had a written demand for the payment of sums due served upon it in accordance with section 123(1)(a) Insolvency Act 1986 which has not been settled or disputed, and no event analogous to any of the foregoing has occurred in relation to the Buyer in or outside England.

6	The Buyer is not:

(a)	the subject of an interim order under Schedule 1B Insolvency Act 1986 nor has it made an application to Court for such an order;

(b)	the subject of an administration order, nor has a resolution been passed by the Directors or shareholders for the presentation of a petition for such an order nor has a petition for such an order been presented or come into force; or

(c)	subject to a resolution passed by the Directors or the shareholders for notice of appointment of an administrator to be filed with the Court, nor has a notice of appointment of an administrator been filed with the Court by the holder of a floating charge or by the Company or its Directors.

7	The Buyer has available cash, or available loan facilities on terms which involve no material preconditions (and where the Buyer has every expectation that the remaining preconditions will be satisfied) which will at Completion provide in immediately available funds the necessary cash resources to pay the purchase price referred to in clause 3 and meet its other obligations under this Agreement.

8	No member of the Wider Buyer’s Group is:

(a)	subject to any order, decree or judgment of any court, governmental agency or regulatory authority which is still in force; nor

(b)	a party to any litigation, arbitration or administrative proceedings which are in progress or threatened or pending by or against or concerning it or any of its assets; nor

(c)	the subject of any governmental, regulatory or official investigation or enquiry which is in progress or threatened or pending,

which in each case has or could have a material adverse effect on the Buyer’s ability to execute, deliver and perform its obligations under this Agreement.

SCHEDULE 7

Limitations on Liability

1	Scope

1.1	The Warrantors shall only be liable in respect of a Claim if and to the extent that such Claim becomes a “Determined Claim” which shall mean a Claim:

(a)	which has been resolved by written agreement between the Warrantor(s) and the Buyer; or

(b)	which is the subject of an order as to both liability and quantum made by a court or tribunal of competent jurisdiction or arbitration,

provided that the foregoing shall not prevent the Buyer from proceeding with a Claim so as to determine whether any of the limitations set out in this Schedule 7 do not apply or are exceeded.

1.2	Any Claim must be made by the Buyer against all Warrantors in breach of the relevant Business Warranty pro-rated between such Warrantors in accordance with each such Warrantor’s Relevant Proportions, and not against some of such Warrantors only.

1.3	The provisions of Schedule 9 shall apply in respect of any Determined Claim in respect of which a Rollover Warrantor is liable.

1.4	Except with the written consent of each of the Warrantors, the Buyer shall not, and shall procure that no member of the Wider Buyer’s Group shall, enter into any transaction or arrangement with any of the Warrantors the purpose of which is to release, avoid or mitigate the liability of any of the Warrantors which does not apply in the same manner to all the Warrantors in their Relevant Proportions.

1.5	Nothing in this Schedule shall have the effect of excluding, limiting or restricting any liability of a Warrantor in respect of a Claim arising as a result of fraud by that Warrantor, but the fraud of that Warrantor shall not prevent any other Warrantor who was not a party to that fraud from benefiting from the provisions of this Schedule.

2	Cap on liability

2.1	The aggregate liability of each Warrantor in respect of all and any Claims shall not exceed the amount set opposite his or her name in column 7 of Part 1 of Schedule 1 of this Agreement.

2.2	The individual liability of a Warrantor in connection with any single Claim where that Warrantor is the only liable Warrantor shall be limited to the whole of the Claim, subject to that Warrantor’s individual aggregate liability for all Claims not exceeding the amount set opposite his or her name in column 7 of Part 1 of Schedule 1.

2.3	The individual liability of a Warrantor in connection with any single Claim shall be limited to that Warrantor’s proportion of such Claim pro-rated between all liable Warrantors in accordance with each such Warrantor’s Relevant Proportion, in each case, subject to the limit on that Warrantor’s individual aggregate liability for all Claims not exceeding the amount set opposite his or her name in column 7 of Part 1 of Schedule 1.

2.4	For the avoidance of doubt, in the event that an individual Warrantor does not satisfy a Claim (or his proportion of a Claim), including as a result of his individual cap on liability having been met made against him, the Buyer shall not be entitled to bring a Claim against any of the other Warrantors in respect of such non-satisfaction.

2.5	For the purposes of this paragraph 2, the liability of the Warrantors shall be deemed to include the amount of all costs, expenses and fees (together with any irrecoverable VAT) of the Buyer payable by the Warrantors in connection with the satisfaction, settlement or determination of any such Claim and any amount payable under clause 18.

3	Time limits for making Claims

3.1	No Claim may be made against the Warrantors unless notice (complying with the provisions of paragraph 3.2 below) of such Claim is served on the Warrantors in writing as soon as practicable after the Buyer becomes aware of the circumstances giving rise to a Claim and, in any event within 12 months of Completion provided that, subject to paragraphs 4 (Right to remedy), 5 (Contingent liabilities) and 11 (Conduct of Claims), the liability of the Warrantors shall cease absolutely unless within six months of service of such notice legal proceedings in respect of such Claim have been properly issued and validly served on the Warrantors.

3.2	A notice of Claim shall specify in reasonable detail the specific matter in respect of which the Claim is made and, if practicable, a calculation of the amount claimed.

4	Right to remedy

The Warrantors shall not be liable for any Claim if the alleged breach which is the subject of the Claim is capable of remedy, and is remedied to the reasonable satisfaction of the Buyer by the Warrantors within 45 days of the date on which the notice in paragraph 3.1 above is received by the Warrantors (and the Buyer agrees to use all reasonable endeavours to assist and to procure the assistance of the Company in remedying such breach at the reasonable cost of those Warrantors in breach of such Claim).

5	Contingent liabilities

No Claim may be made against the Warrantors based upon a liability which is contingent unless and until such contingent liability becomes an actual liability or results in an actual loss.

6	Threshold and de minimis

6.1	The Warrantors shall not be liable in respect of any Claim unless the aggregate liability for all Claims exceeds £2,950,000, in which case the Warrantors shall be liable for the whole of such amount and not just the excess over such amount.

6.2	In calculating liability for Claims for the purposes of paragraph 6.1 above, any Claim which is less than £75,000 shall be disregarded.

6.3	For the purposes of paragraph 6.2, where a Claim relates to more than one event, circumstance, act or omission which events, circumstances, acts or omissions would separately give rise to Claims but which are nonetheless connected as a series, such Claim shall not be treated as a separate Claim in respect of each such event, circumstance, act or omission.

7	Changes in legislation

The Warrantors shall not be liable in respect of a Claim to the extent such Claim would not have arisen but for, or is increased directly or indirectly as a result of:

(a)	the passing of, or a change in, a law, rule, regulation, interpretation of the law or administrative practice of a government, governmental department, agency or regulatory body in any case occurring on or after the date of this Agreement;

(b)	an increase in the Taxation rates or an imposition of Taxation in each case not actually or prospectively in force at the date of this Agreement; or

(c)	the change by statute or by any regulatory or other body of any accounting policy or a change in the application of any accounting policy or estimation technique in the preparation of financial statements by the Buyer or any member of the Buyer’s Group.

8	Acts of Buyer

The Warrantors shall not be liable in respect of a Claim to the extent such Claim is attributable to, or is increased directly or indirectly as a result of:

(a)	any act, omission, transaction or arrangement carried out at the express request of or with the written approval of the Buyer before or at Completion;

(b)	any act, omission, transaction or arrangement outside the ordinary course of business carried out by or on behalf of the Buyer or on behalf of a member of the Wider Buyer’s Group or by or on behalf of persons deriving title from the Buyer or a member of the Wider Buyer’s Group on or after Completion where the Buyer knew, or ought reasonably to have known, that such act, omission, transaction or arrangement could result in a Claim or increase the amount of a Claim, in each case otherwise than where the act, omission, transaction or arrangement is carried out pursuant to any binding legal commitment entered into by any of the Companies prior to Completion or is required by any Law as in force as at Completion;

(c)	any breach by the Buyer of any of its obligations under this Agreement or any of the other Transaction Documents; or

(d)	any reorganisation or change in ownership of any member of the Wider Buyer’s Group on or after Completion.

9	Mitigation

The Buyer shall, and shall procure that each other member of the Wider Buyer’s Group shall, take reasonable steps to avoid or mitigate, and shall not, and shall procure that each other member of the Wider Buyer’s Group shall not, take any unreasonable steps to increase, any loss or liability (without prejudice to any similar obligation existing at law generally or any other specific term of this Agreement) which might give rise to any Claim.

10	Recovery from another person

10.1	If the Buyer, or any member of the Buyer’s Group, recovers (whether by payment, discount, credit, relief or otherwise) from a third party (including any insurer under an insurance policy) an amount which relates to a Claim, any actual recovery (less any reasonable costs incurred in obtaining such recovery and less any Taxation attributable to the recovery after taking account of any Sellers’ Relief available in respect of any matter giving rise to the Claim) shall to that extent reduce or satisfy, as the case may be, such Claim.

10.2	If one or more of the Warrantors pays an amount in respect of a Claim and the Buyer, or any member of the Buyer’s Group, subsequently recovers (whether by payment, discount, credit, relief or otherwise) from a third party (including any insurer under an insurance policy) an amount which relates to the Claim, the Buyer shall procure that the relevant member of the Wider Buyer’s Group shall pay to the relevant Warrantors an amount equal to the lesser of the amount recovered from the third party less any reasonable costs and expenses incurred in obtaining such recovery and the amount previously paid by the Warrantors to the Buyer (such payment to be divided between the Warrantors in proportion to the amounts previously paid by them).

11	Conduct of Claims

11.1	If a member of the Wider Buyer’s Group becomes aware of any matter or circumstance which gives rise to or is reasonably likely to give rise to any claim, action or demand from a third party which results in or is reasonably likely to result in a Claim (a “Third Party Claim”):

(a)	the Buyer shall as soon as reasonably practicable give written notice to and, to the extent practicable, consult with the Warrantors in respect of the matter, circumstance, claim, action or demand stating on a without prejudice basis its nature in reasonable detail, (if practicable) the amount claimed, and the provisions of this Agreement which are alleged to have been or which may have been breached, and procure that the Warrantors and their advisers are given all reasonable facilities to investigate it;

(b)	subject to the Buyer and/or the relevant member of the Wider Buyer’s Group being indemnified on demand for all liabilities, costs, damages and expenses which may be thereby incurred, the Buyer shall not, and shall procure that each member of the Wider Buyer’s Group shall not, admit liability in respect of the Third Party Claim, nor compromise, nor settle any proceedings in respect of the Third Party Claim, without the written consent of the Warrantors (such consent not to be unreasonably withheld or delayed);

(c)	the Buyer shall, and shall procure that each member of the Wider Buyer’s Group shall, keep the Warrantors fully informed of the progress of the Third Party Claim and, to the extent practicable, consult with the Warrantors with respect to the handling of the Third Party Claim;

(d)	the Buyer shall, and shall procure that each member of the Wider Buyer’s Group shall, subject to the Buyer and/or the relevant member of the Wider Buyer’s Group being indemnified on demand for all liabilities, costs and expenses:

(i)	at the written request of the Warrantors, take such action as the Warrantors reasonably request to avoid, dispute, resist, appeal, defend, compromise or settle the Third Party Claim (including, without limitation, making any counterclaims or other claims against third parties);

(ii)	provide to the Warrantors and their advisers on reasonable prior notice reasonable access to premises and personnel and to relevant assets, documents and records within each member of the Buyer’s Group’s power or control for the purposes of investigating the matter or entitlement which allegedly gives rise to the Third Party Claim, except where to do so would breach or endanger any member of the Buyer’s Group’s legal privilege in any such documents or records or any obligations of confidentiality owed to a third party; and

(iii)	permit the Warrantors to examine and take copies of the documents or records, and photograph the premises or assets, referred to in paragraph 11.1(d)(ii) above; and

(e)	the Warrantors shall not be required to make any payment in respect of any Claim until the Third Party Claim has been satisfied, settled, determined or withdrawn.

11.2	If, in respect of any Claim or potential Claim, a member of the Wider Buyer’s Group has any right of action, indemnity, contribution or entitlement to recover (whether by payment, discount, credit, relief or otherwise) from or against any third party (including any insurer under an insurance policy) (a “Right of Recovery”), then the Buyer shall and shall procure that each member of the Wider Buyer’s Group shall:

(a)	take all reasonable steps to enforce the Right of Recovery;

(b)	make no compromise, disposition or settlement of the Right of Recovery (and make no admission of liability in respect of any related counterclaim) without the written consent of the Warrantors (such consent not to be unreasonably withheld or delayed); and

(c)	subject to the Buyer and/or the relevant member of the Wider Buyer’s Group being indemnified on demand for all reasonable costs and expenses:

(i)	at the written request of the Warrantors take such action as the Warrantors reasonably request to pursue, appeal, compromise or settle the Right of Recovery (including, without limitation, defending any counterclaims or other claims by third parties) and any related adjudication or proceedings, and to conduct related matters including negotiations or appeals; and

(ii)	comply with the provisions of paragraphs 11.1(d)(ii), 11.1(d)(iii) and 11.1(e) as the Warrantors deem necessary as if the words “Right of Recovery” were substituted for “Third Party Claim”.

11.3	The Buyer shall, and shall procure that each member of the Wider Buyer’s Group shall, use its reasonable endeavours to preserve all documents, records, correspondence, accounts, electronically stored data and other information relevant to a matter which may give rise to a Claim, a Third Party Claim or a Right of Recovery.

12	Insurance policies

In respect of any matter which would give rise to a Claim, if the Company and/or its Subsidiaries is entitled to claim under any policy of insurance, the relevant member of the Wider Buyer’s Group shall take all reasonable steps to bring a claim against its insurers and use all reasonable endeavours to pursue such claim, and any such insurance claim shall be dealt with in accordance with paragraphs 10.1 and 10.2.

13	Provision or reserve in the Locked Box Accounts

No matter shall be subject to a Claim to the extent that specific provision or reserve in respect of such matter shall have been made in the Locked Box Accounts.

14	Taxation

14.1	No Claim may be made against the Warrantors:

(a)	to the extent that the Claim is in respect of Taxation and comprises Taxation payable on income, profits or gains earned, accrued or received in the ordinary course of business of the Company and any of the Subsidiaries since the Locked Box Date; or

(b)	to the extent that the Claim is in respect of Taxation and such Taxation arises from a transaction in the ordinary course of business of the Company and any of the Subsidiaries since the Locked Box Date; or

(c)	to the extent that the Claim is in respect of Taxation and such Taxation arises in respect of any income, profits or gains actually earned, accrued or received by the Company since the Locked Box Date; or

(d)	to the extent that the Claim is in respect of Taxation and such Taxation would not have arisen but for, or has been increased directly or indirectly as a result of:

(i)	a disclaimer, claim or election made or notice or consent given after Completion by a member of the Wider Buyer’s Group otherwise than at the request of the Warrantors; or

(ii)	a failure or omission by the Company or any of its Subsidiaries to make any claim, election, surrender or disclaimer or give any notice or consent or do any other thing after Completion the making or giving or doing of which was taken into account or assumed in computing the provision for Taxation (including the provision for deferred Taxation) in the Accounts; or

(e)	to the extent that the Claim is in respect of Taxation and such Taxation arises from any change in the accounting or Taxation policy or estimation technique of or affecting a member of the Wider Buyer’s Group including the method of submission of Taxation returns or any change in the date to which any accounts are prepared, introduced or having effect on or after Completion; or

(f)	to the extent that the Claim is in respect of Taxation and such Taxation arises from any increase of rates of Taxation or imposition of new Taxation legislation or any change in applicable law or practice made or coming into effect after the date hereof or the withdrawal of any extra statutory concession currently granted by any Taxing Authority; or

(g)	to the extent that the Buyer or any member of the Wider Buyer’s Group has a right of recovery in respect of such Taxation from a person or persons other than the Warrantors; or

(h)	to the extent that the Claim is in respect of Taxation and such Taxation could be relieved or mitigated by any loss, relief, allowance, exemption, set off or credit in computing or against income, profits, gains or Taxation; or

(i)	to the extent that the Claim is in respect of Taxation and such Taxation was discharged (whether by payment or by the utilisation of any relief, allowance or credit in respect of Taxation) prior to Completion; or

(j)	to the extent that the Claim is in respect of Taxation and such Taxation is on or in respect of prepayments received in the ordinary course of business of the Company and any of the Subsidiaries since the Locked Box Date; or

(k)	to the extent that the Claim is in respect of VAT which has been charged and a tax invoice issued but which has not yet been accounted for to HM Revenue & Customs; or

(l)	to the extent that the Claim is in respect of Taxation and such Taxation arises under Regulations 107 to 110 of Part XV of the Value Added Tax Regulations 1995 in respect of a period ending or transaction occurring after Completion; or

(m)	to the extent that the Claim is in respect of Taxation and such Taxation arises or is increased as a result of any instalments or corporation tax paid before Completion being too small due to an act, omission, transaction or arrangement after Completion; or

(n)	to the extent that the Claim arises as a result of unutilised reliefs, allowances or credits (if any) of the Company or any Subsidiaries as at or arising before Completion proving to be unavailable or otherwise incapable of being utilised in reducing the income, profits or gains of the relevant Company or any Subsidiaries earned, accrued or received on or after Completion or the Taxation liabilities of the relevant Company or any Subsidiaries in respect of any period after Completion as a result of a major change in the nature or conduct of the business occurring in the three years prior to Completion.

14.2	In calculating the liability of the Warrantors for any Claim, there shall be taken into account the amount by which any Taxation for which the Buyer or any member of the Wider Buyer’s Group is now or may in the future be accountable or liable to be assessed is reduced or extinguished as a result of the matter giving rise to such liability and any repayment of Taxation which would not have arisen but for the matter giving rise to such liability.

15	No double recovery

The Buyer shall not be entitled to recover from the Warrantors more than once for the same damage suffered.

16	Net benefit

16.1	The Warrantors shall not be liable for any Claim to the extent that the subject of the Claim has been or is made good or is otherwise compensated for without cost or loss to the Wider Buyer’s Group or to the Company or any Subsidiaries.

16.2	The Warrantors shall not be liable in respect of any Claim for any losses suffered by the Buyer, or any member of the Buyer’s Group, to the extent that there are any corresponding savings by or net benefit to the Buyer or any member of the Buyer’s Group.

17	Transferability of rights

This Agreement shall be actionable only by the Buyer and/or any person to whom it assigns any of its rights under this Agreement in accordance with clause 16 and no other party shall be entitled to make any Claim or take any action whatsoever against the Warrantors under or arising out of or in connection with this Agreement.

18	Employees, Taxation, Pensions, Property and Intellectual Property

Except in respect of the Warranties contained in paragraphs 5 (Effects of transaction), 6 (Accounts), 7 (Events since the Accounts Date), 8 (Events since the Locked Box Date) and 12.1 (Compliance with Laws) of Schedule 5 (the “Non Ring Fenced Warranties”), the only warranties given:

(a)	in respect of employment matters are those contained in paragraph 9 of Schedule 5; or

(b)	in respect of pensions matters are those contained in paragraph 20 of Schedule 5; or

(c)	in respect of Intellectual Property matters are those contained in paragraph 16 of Schedule 5; or

(d)	in respect of real estate matters are those contained in paragraph 17 of Schedule 5; or

(e)	in respect of Taxation are the Warranties contained in paragraph 2 of Schedule 5 and the Tax Warranties,

and none of the other Warranties shall or shall be deemed to be, whether directly or indirectly, a warranty in respect of the matters specified in this paragraph 18 (other than the Non Ring Fenced Warranties) and the Buyer acknowledges and agrees that none of the Warrantors makes any other warranty in relation to the matters specified in this paragraph 18 (other than the Non Ring Fenced Warranties).

19	Subsequent disposal

The Warrantors shall not be liable to satisfy any Claim notice of which is served on the Warrantors after the Company ceases to be a member of the Wider Buyer’s Group as at today’s date.

SCHEDULE 8

Permitted Leakage

“Permitted Leakage” means:

1	Payments of Monitoring Fees not exceeding a maximum aggregate amount of £48,000 including VAT;

2	All payments in the ordinary course of trading of the Companies to any Connected Fund of any Duke Street Seller;

3	Any Leakage to the extent specifically accrued for or specifically provided for in the Locked Box Accounts;

4	All payments of salaries, wages, expenses, directors’ fees, consultancy fees to personal service companies of directors, awards and allocations of, and accruals of entitlements to, bonuses, other discretionary amounts and benefits-in-kind (including all employer’s National Insurance Contributions thereon), provided that any such payments, awards, allocations and accruals are in accordance with the Company’s arrangements in relation to the relevant Seller or Connected Person of a Seller on the date of this Agreement as referred to in the Disclosure Letter (including without limitation, Documents 11.5.11, 11.10 and 11.11 of the Disclosure Documents and the letter appointing Martin Dunphy as the non-executive deputy chairman of the Company) and, in the case of any undocumented arrangements with the Company as referred to in the Disclosure Letter, do not exceed:

(a)	in the case of Parchester Limited, such amount as pro-rated between the period from the Locked Box Date to Completion, based on a consultancy fee of £25,000 plus VAT per annum; and

(b)	in the case of JB Sinclair Limited, £9,600 including VAT;

5	All payments to George Watt in respect of any claim by him in connection with the termination of his employment arrangements with Marlin Financial Services Limited, and all payments in respect of the transfer of shares in the capital of the Company held by George Watt as at the Locked Box Date to an employee benefit trust, including the payment of, or accrual in respect of, all financial and legal advisory costs thereof;

6	The waiver by the Company of all rights, remedies and claims and irrevocable and unconditional release and discharge of all obligations of:

(a)	Sirgan Financial and Business Solutions Limited in respect of a Consultancy Agreement between Marlin Financial Services Limited and Peter Richardson dated on or about the date of this Agreement;

(b)	Bluemont Capital Limited in respect of a Consultancy Agreement relating to Marlin Financial Intermediate Limited dated on or about June 2013;

(c)	JB Sinclair in respect of an oral consultancy arrangement with the Company;

(d)	Parchester Limited in respect of an oral consultancy arrangement with the Company,

by respective deeds of termination of consultancy arrangement dated on or about the date of this Agreement;

7	The waiver by the Company and Marlin Financial Intermediate Limited of any rights, remedies and claims, and the irrevocable and unconditional release and discharge of each Seller who is a party to the Investment Agreement of the Company dated 1 April 2010 from all obligations, liabilities, actions, claims and demands, in each case under or pursuant to clause 13 (Restrictive Covenants) of such Investment Agreement, pursuant to a waiver letter dated on or about the date of this Agreement;

8	Payment of any break fee payable to Willis Limited pursuant to terms of engagement dated 10 January 2014;

9	Any amounts in respect of payments to be made or liabilities otherwise incurred to the extent that any such payment, accrual or liability has been or will be reimbursed to any of the Companies by a Seller prior to or at Completion;

10	Except for Permitted Leakage that is otherwise captured in this Schedule 8, payment of a transaction bonus to Nick Teunon in connection with the sale of the Shares and Loan Notes in the amount of:

(a)	£132,000 plus employer’s National Insurance Contribution if Completion occurs before 12 February 2014; or

(b)	£165,000 plus employer’s National Insurance Contribution if Completion occurs on or after 12 February 2014;

11	Payment of:

(a)	all legal, financial and commercial advisory and data room costs in connection with the sale of the Shares and Loan Notes, as provided for in Items C and F of the Locked Box Schedule; and

(b)	all legal and liquidation fees, costs and expenses in connection with the dissolution of the Excluded Companies, as referred to in clause 11,

provided that such payments and amounts to advisers and liquidators do not exceed £1,495,000 (including VAT) in aggregate;

12	The issue on or about 28 November 2013 of further loan notes pursuant to the Duke Street Debt Purchase PIK Instrument and the Duke Street Investor Loan Note Instrument;

13	All payments or accruals of any interest accruing on or other charges or expenses in connection with the Loan Notes in accordance with their terms not exceeding £4,300,000;

14	To the extent not otherwise addressed in this Schedule 8, any Leakage that has been specifically provided for or is specifically permitted in Items C or F of the Locked Box Schedule;

15	Any other incidence of Leakage to the extent specifically approved by the Buyer in writing; and

16	All Taxation (other than recoverable VAT) arising on any item listed in paragraphs 1 to 15 above.

SCHEDULE 9

Satisfaction of Claims

1	In this Schedule 9, the words and expressions set out below shall have the following meanings:

Agreed Valuation Basis	the value of any relevant Buyer’s Group Securities (including, for the avoidance of doubt, Buyer Topco B PECs or Buyer Topco B Shares) shall be their open market value, as at the date specified in the relevant provision of this Agreement, assuming a sale for cash on that date of full legal and beneficial ownership of all of the issued Buyer’s Group Securities of Buyer Topco by their holders or owners on a willing basis to a willing purchaser by way of bargain at arm’s length and (if applicable) applying the Ratchet Provisions accordingly and attributing to those Buyer’s Group Securities their pro rata proportion of the aggregate value so determined without any addition or subtraction of any premium or discount in relation to the size of the holding of Buyer’s Group Securities concerned

Buyer Topco B PECs	“B PECs” as defined in the Buyer Topco Investment Agreement

Buyer Topco B Shares	“B Shares” as defined in the Buyer Topco Investment Agreement

Investor Consent	has the meaning given in the Buyer Topco Investment Agreement

Ratchet Provisions	has the meaning given in the Buyer Topco Investment Agreement

Related Party	has the meaning given in the Buyer Topco Investment Agreement

Set Off Notice	a notice given by a Rollover Warrantor to the Buyer in accordance with paragraph 3 or a notice given by the Buyer to a Rollover Warrantor in accordance with paragraph 4, as the context requires

Set Off Securities	has the meaning given in paragraph 5

Settled Sum	has the meaning given in paragraph 2

Valuer	an experienced independent valuer nominated by the President from time to time of the Institute of Chartered Accountants in England and Wales

2	Subject to paragraph 3, and without prejudice to any other remedy available to the Buyer under this Agreement, any amount due to the Buyer from any Rollover Warrantor upon a Claim becoming a Determined Claim (a “Settled Sum”) shall be satisfied by way of:

2.1	a cash payment from that Rollover Warrantor; and/or

2.2	in accordance with the remaining provisions of this Schedule 9.

3

Upon giving written notice to the Buyer of his intention to do so, a Rollover Warrantor may satisfy any amount of a Settled Sum by transferring to the Buyer, and/or procuring the transfer to the Buyer by any of his Related Parties of, Buyer Topco B Shares

and Buyer Topco B PECs (in the same proportions in which they are held by the Rollover Warrantor) in accordance with paragraph 7. The amount of any Settled Sum satisfied by any transfer of Buyer Topco B Shares and Buyer Topco B PECs in accordance with this paragraph 3 and paragraph 7 shall be equal to the aggregate Set Off Value of the Buyer Topco B Shares and Buyer Topco B PECs so transferred.

4	If a Rollover Warrantor has failed to satisfy (in whole or in part) a Settled Sum either:

4.1	by payment in cash to the Buyer; and/or

4.2	by transferring to the Buyer, or procuring the transfer to the Buyer of, Buyer Topco B Shares and Buyer Topco B PECs in accordance with paragraph 3,

in each case within 90 days of the relevant Claim becoming a Determined Claim, the Buyer may by written notice to the Rollover Warrantor require that the Rollover Warrantor settles such Settled Sum by the transfer to the Buyer in accordance with paragraph 7 of such number of Buyer’s Group Securities held by the Rollover Warrantor (or any of his Related Parties) (in such proportions as the Buyer shall determine, provided that any transfer of Buyer Topco B Shares and Buyer Topco B PECs shall be in the same proportions in which they are held by the Rollover Warrantor) as has an aggregate Set Off Value equal to the outstanding amount of the Settled Sum.

5	For the purposes of paragraphs 3 and 4, the “Set Off Value” of any Buyer Topco B Shares and Buyer Topco B PECs (in the case of paragraph 3) or Buyer’s Group Securities (in the case of paragraph 4) (in each case, “Set Off Securities”) shall be:

5.1	their value agreed in writing between the Buyer (with Investor Consent) and the Rollover Warrantor; or

5.2	if no value can be so agreed within 10 Business Days of the Buyer or the Rollover Warrantor (as applicable) receiving the Set Off Notice, the amount determined by a Valuer, on the application of the Buyer, to be the price which in the opinion of the Valuer is the value on the Agreed Valuation Basis of the relevant Set Off Securities of the Rollover Warrantor as at the date of his determination.

6	The following provisions shall apply in relation to the appointment of the Valuer under paragraph 5.2:

6.1	the Valuer shall be appointed jointly by the Buyer and the Rollover Warrantor, provided that if the Rolling Warrantor has failed to execute, within two Business Days of being requested in writing by the Buyer to do so, an engagement letter with the Valuer on reasonable terms that are acceptable to the Buyer, the Buyer may appoint the Valuer;

6.2	the Valuer shall act as expert not arbitrator and his engagement and duties shall be governed by English law;

6.3	the fees of the Valuer shall be paid as the Valuer shall determine or, if the Valuer makes no such determination, by the Buyer and the Rollover Warrantor equally, provided that if the Valuer determines that the Set Off Value is more than 10% below the highest Set Off Value offered or proposed in writing to the Rollover Warrantor by the Buyer prior to the appointment of the Valuer, the fees of the Valuer shall be paid by the Rollover Warrantor;

6.4	the Company shall procure that the Valuer is given all such assistance and access to all such information in its possession or control as the Valuer may reasonably require in order to determine the Set Off Value; and

6.5	the determination of the Set Off Value by the Valuer shall, in the absence of fraud or manifest error, be final and binding on the Buyer and the Rollover Warrantor and shall be addressed to each of them (on a reliance basis) in writing.

7	Any transfer of Set Off Securities referred to in paragraph 3 or 4 shall occur within 10 Business Days of the Set Off Value being agreed or determined in accordance with paragraph 5 and such Set Off Securities shall be transferred with full title guarantee free from all encumbrances and the Rollover Warrantor shall execute all such documentation as the Buyer may reasonably require in relation to the same.

SCHEDULE 10

Locked Box Schedule

SIGNATURES

Executed as a deed by DUKE STREET VI NO. 1 LIMITED PARTNERSHIP acting by DUKE STREET GENERAL PARTNER LIMITED, its general partner, acting by:

/s/ Miles Cresswell-Turner
Miles Cresswell-Turner

in the presence of:

/s/ Adam Runcorn
Adam Runcorn

Address

Occupation

Executed as a deed by DUKE STREET VI NO. 2 LIMITED PARTNERSHIP acting by DUKE STREET GENERAL PARTNER, its general partner, acting by:

/s/ Miles Cresswell-Turner
Miles Cresswell-Turner

in the presence of:

/s/ Adam Runcorn
Adam Runcorn

Address

Occupation

Executed as a deed by DUKE STREET VI NO. 3 LIMITED PARTNERSHIP acting by DUKE STREET GENERAL PARTNER, its general partner, acting by:

/s/ Miles Cresswell-Turner
Miles Cresswell-Turner

in the presence of:

/s/ Adam Runcorn
Adam Runcorn

Address

Occupation

Executed as a deed by DUKE STREET VI NO. 4 LIMITED PARTNERSHIP acting by DUKE STREET GENERAL PARTNER LIMITED, its general partner, acting by:

/s/ Miles Cresswell-Turner
Miles Cresswell-Turner

in the presence of:

/s/ Adam Runcorn
Adam Runcorn

Address

Occupation

Executed as a deed by DUKE STREET CAPITAL VI FUND INVESTMENT LIMITED PARTNERSHIP acting by DUKE STREET GENERAL PARTNER LIMITED, its manager, acting by:

/s/ Miles Cresswell-Turner
Miles Cresswell-Turner

in the presence of:

/s/ Adam Runcorn
Adam Runcorn

Address

Occupation

Executed as a deed by PARALLEL PRIVATE EQUITY DUKE STREET LIMITED PARTNERSHIP acting by DUKE STREET GENERAL PARTNER LIMITED, its general partner, acting by:

/s/ Miles Cresswell-Turner
Miles Cresswell-Turner

in the presence of:

/s/ Adam Runcorn
Adam Runcorn

Address

Occupation

Executed as a deed by FINANCIÈRE DCS VI acting by DUKE STREET VI GESTION SARL, its manager, acting by:

/s/ Thierry Paternot
Thierry Paternot

in the presence of:

/s/ Dominique Paternot
Dominique Paternot

Address

Occupation

Signed as a deed by:

/s/ CHRIS ADELSBACH
CHRIS ADELSBACH

in the presence of:

/s/ Adam Runcorn
Adam Runcorn

Address

Occupation

Signed as a deed by:

/s/ EMILY ADELSBACH
EMILY ADELSBACH

in the presence of:

/s/ Adam Runcorn
Adam Runcorn

Address

Occupation

Executed as a deed by ASCOT MANAGEMENT GROUP LIMITED acting by:

/s/ Oliver Donagher
Oliver Donagher

Director

in the presence of:

/s/ Martin Bowen
Martin Bowen

Address

Occupation

Signed as a deed by:

/s/ JOHN DE BLOCQ VAN KUFFELER
JOHN DE BLOCQ VAN KUFFELER

in the presence of:

/s/ Adam Runcorn
Adam Runcorn

Address

Occupation

Signed as a deed by:

/s/ MARTIN DUNPHY
MARTIN DUNPHY

in the presence of:

/s/ [Illegible]
[Illegible]

Address

Occupation

Signed as a deed by:

/s/ RICHARD HUNTON
RICHARD HUNTON

in the presence of:

/s/ Adam Runcorn
Adam Runcorn

Address

Occupation

Signed as a deed by:

/s/ TARIQ KHAN
TARIQ KHAN

in the presence of:

/s/ Adam Runcorn
Adam Runcorn

Address

Occupation

Signed as a deed by:

/s/ IVAN LAWRENCE
IVAN LAWRENCE

in the presence of:

/s/ Adam Runcorn
Adam Runcorn

Address

Occupation

Signed as a deed by:

/s/ DAVID PAGE
DAVID PAGE

in the presence of:

/s/ Adam Runcorn
Adam Runcorn

Address

Occupation

Signed as a deed by:

/s/ PETER RICHARDSON
PETER RICHARDSON

in the presence of:

/s/ Adam Runcorn
Adam Runcorn

Address

Occupation

Signed as a deed by:

/s/ JAN LEE ROSENBERG
JAN LEE ROSENBERG

in the presence of:

/s/ Adam Runcorn
Adam Runcorn

Address

Occupation

Signed as a deed by:

/s/ JOHN BARCLAY SINCLAIR
JOHN BARCLAY SINCLAIR

in the presence of:

/s/ Adam Runcorn
Adam Runcorn

Address

Occupation

Signed as a deed by:

/s/ KENNETH JOHN STANNARD
KENNETH JOHN STANNARD

in the presence of:

/s/ Adam Runcorn
Adam Runcorn

Address

Occupation

Executed as a deed by MARLIN FINANCIAL GROUP LIMITED EMPLOYEE BENEFIT TRUST acting by CAREY PENSIONS AND BENEFITS LIMITED, its trustee, acting by:

/s/ Tim Bush
Tim Bush

in the presence of:

/s/ [Illegible]
[Illegible]

Address

Occupation

Executed as a deed by CABOT FINANCIAL HOLDINGS GROUP LIMITED, acting by:

/s/ [Illegible]
[Illegible]

in the presence of:

/s/ Christopher Daniel
Christopher Daniel

Address

Occupation